UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant [    ]

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[ X ]    Definitive Proxy Statement
[     ]    Definitive Additional Materials
[     ]    Soliciting Material Pursuant to §240.14a-12

CENTRAL VALLEY COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter
_____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRAL VALLEY COMMUNITY BANCORP

7100 N. Financial Drive, Suite 101
Fresno, California 93720

April 12, 2017

Dear Shareholder:

In connection with the 2017 Annual Meeting of Shareholders to be held at 5:00 p.m. on Wednesday, May 17, 2017, at the Company’s corporate office at 7100 N. Financial Drive, Suite 101, Fresno, California 93720, we are enclosing the following:

1.    Notice of Annual Meeting of Shareholders

2.    Proxy Statement

3.    Proxy Card

4.    Company’s Annual Report for the year ended December 31, 2016

It is important that your shares be represented at the Annual Meeting.  In order to ensure your shares are voted at the Annual Meeting, whether or not you plan to attend the Annual Meeting, you can vote through the Internet, by telephone or by mail. Instructions regarding Internet and telephone voting are included on the Proxy Card.  If you elect to vote by mail, please complete, date, sign and return the Proxy Card in the accompanying postage-paid envelope.
We appreciate your support and look forward to seeing you at the Annual Meeting on May 17, 2017.

Cordially, /s/ Daniel J. Doyle Daniel J. Doyle Chairman of the Board /s/ James M. Ford James M. Ford President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING:
THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS, ALONG WITH THE COMPANY’S REPORT ON FORM 10-K TO SHAREHOLDERS ARE AVAILABLE AT: WWW.CVCB.COM

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS OF
CENTRAL VALLEY COMMUNITY BANCORP

TO THE SHAREHOLDERS OF CENTRAL VALLEY COMMUNITY BANCORP:
NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of the Shareholders of Central Valley Community Bancorp will be held at 7100 N. Financial Drive, Suite 101, Fresno, California 93720, on Wednesday, May 17, 2017, at 5:00 p.m. for the following purposes:
1.    To elect nine (9) directors to the Board of Directors;

2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm;
3.    To approve the Central Valley Community Bancorp 2017 Employee Stock Purchase Plan;
4.    To adopt a non-binding advisory resolution approving executive compensation;

5.	To vote on a non-binding advisory proposal regarding the frequency of a shareholder vote on executive compensation; and
6.    To transact such other business as may properly come before the Annual Meeting.

The names of the Board of Directors’ nominees to be directors of Central Valley Community Bancorp are set forth in the accompanying Proxy Statement and are incorporated herein by reference.
The Bylaws of Central Valley Community Bancorp provide for the nomination of directors in the following manner:
Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further, that if notice of such meeting is sent by third class mail as permitted by Section 16 of the Bylaws, no notice of intention to make nominations shall be required.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.
Only shareholders of record at the close of business on March 28, 2017, are entitled to notice of, and to vote at, the Annual Meeting. Every shareholder is invited to attend the Annual Meeting in person or by proxy. If you do not expect to be present at the Annual Meeting, you can vote through the Internet, by telephone or by mail. Instructions regarding Internet and telephone voting are included on the Proxy Card.  If you elect to vote by mail, please complete, date, sign and return the Proxy Card in the accompanying postage-paid envelope.
Dated:  April 12, 2017

Daniel J. Doyle

/s/ Daniel J. Doyle
Chairman of the Board

WHETHER OR NOT YOU PLAN TO ATTEND THIS ANNUAL MEETING, PLEASE
VOTE THROUGH THE INTERNET, BY TELEPHONE, OR MAIL AS PROMPTLY AS POSSIBLE

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
OF
CENTRAL VALLEY COMMUNITY BANCORP
To Be Held on May 17, 2017
7100 N. Financial Drive, Suite 101, Fresno, California 93720
_____________________________________

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Central Valley Community Bancorp (the Company or Central Valley) for use at the Annual Meeting of Shareholders to be held at the Company’s corporate office located at 7100 N. Financial Drive, Suite 101, Fresno, California 93720, on Wednesday, May 17, 2017 at 5:00 p.m.  Only shareholders of record at the close of business on March 28, 2017 (the Record Date) will be entitled to notice of, and to vote at, the Annual Meeting.  On the Record Date, the Company had outstanding and entitled to vote at the Annual Meeting, and any adjournments thereof 12,197,460 shares of its Common Stock, no par value.  This proxy statement will be first mailed to shareholders on or about April 12, 2017.
Vote By Proxy
As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote.  Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the enclosed proxy card may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy card bearing a later date; or (ii) attending the Annual Meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.
The proxy holders, James M. Ford and Steven D. McDonald, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked. However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card. Proxy cards also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting. The total expense of soliciting the proxies in the accompanying form will be borne by the Company. While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Central Valley Community Bank (the Bank).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.  If management determines that the Company should engage proxy solicitation agents to obtain sufficient votes for proposals, the cost of such agents would be borne by the Company.
If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
FOR the election of all nominees for director named herein;
FOR ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm;
FOR approval of the Central Valley Community Bancorp 2017 Employee Stock Purchase Plan;
FOR ratification of a non-binding advisory resolution approving executive compensation; and
FOR selection of the “TWO YEAR” option on a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation.
For the election of directors (Proposal 1), a shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees by marking the enclosed proxy card in the manner instructed on the proxy card. Unless authority to vote for the nominees is withheld, the proxy holders will vote the proxies received by them for the election of the nominees listed on the proxy card as directors of the Company. Your proxy does not have an obligation to vote for nominees not identified on the preprinted proxy card (that is, write-in candidates). Should any shareholder attempt to “write in” a vote for a nominee not identified on the preprinted card (and described in these proxy materials), your proxy will not vote the shares represented by your proxy card for any such write-in candidate, but will instead vote the shares for any and all other indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, your proxy will have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, your proxy intends to vote all of the proxies in such a manner as will assure the election of as many of the nominees identified on the proxy card as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.
Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.
Shares Held in the Name of Your Broker
If your shares are held by your broker, sometimes called “street name” shares, you must vote your shares through your broker. You should receive a form from your broker asking how you want to vote your shares. Follow the instructions on that form to give voting instructions to your broker. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A “broker non-vote” occurs when your broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Proposal 1 (election of directors), Proposal 3 (approval of 2017 Employee Stock Purchase Plan), Proposal 4 (advisory proposal on executive compensation), and Proposal 5 (advisory proposal on the frequency of votes on executive compensation) are non-routine items on which a broker may vote only if the beneficial owner has provided voting instructions. Proposal 2 (ratification of independent registered public accounting firm) is a routine item.
Procedures For Attending the Annual Meeting
Only shareholders owning the Company’s Common Stock on Record Date, or their legal proxy holders, are entitled to attend the Annual Meeting. You must present photo identification for admittance. If you are a shareholder of record, your name will be verified against the list of shareholders of record on the Record Date prior to your admission to the Annual Meeting. If you are not a shareholder of record but hold shares through a bank, broker or other nominee, you must provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.
Quorum for the Meeting
A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
Voting in Person
If you plan to attend the Annual Meeting and desire to vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney from your nominee in order to vote at the Annual Meeting.
Shareholders whose shares are registered in their own names may vote either over the Internet or by telephone. Special instructions for voting over the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.
Required Vote for Each Proposal
Approval of Proposal 1 (election of directors) requires a plurality of votes cast for each nominee. This means that the 9 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions will not have any effect on the outcome of the vote. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote.

Approval of Proposal 2 (ratification of independent registered public accounting firm) and Proposal 3 (approval of 2017 Employee Stock Purchase Plan), each requires a vote that satisfies two criteria: (i) the affirmative vote for the proposal must constitute a majority of the common shares present or represented or by proxy and voting on the proposal at the Annual Meeting; and (ii) the affirmative vote for the proposal must constitute a majority of the common shares required to constitute the quorum. For purposes of Proposal 2 and 3, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes cast. However, abstentions and broker non-votes will affect the outcome under clause (ii) if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the voting power required to constitute a quorum. The ratification of the appointment of the independent registered public accounting firm for 2017 is a matter on which a broker or other nominee is generally empowered to vote and, therefore, no broker non-votes are expected to exist with respect to Proposal 2.
Approval of Proposal 4 (advisory proposal on executive compensation) requires a plurality of votes cast for ratification. Abstentions will not have any effect on the outcome of the vote. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote because the advisory vote is based on the votes actually cast.
Shareholders’ choices for Proposal 5 (advisory proposal on the frequency of votes on executive compensation) are limited to “one year,” “two years,” “three years” and “abstain.” A plurality of the votes cast will determine the shareholders’ preferred frequency for holding an advisory vote on executive compensation. This means that the alternative for holding an advisory vote every year, every two years, or every three years receiving the greatest number of “for” votes will be the preferred frequency of the shareholders. For purposes of Proposal 5, abstentions and broker non-votes will not affect the outcome of Proposal 5 because the advisory vote is based on the votes actually cast.
Shareholders Entitled to Vote
Only shareholders of record at the close of business on March 28, 2017, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, the Company had outstanding 12,197,460 shares of its Common Stock, no par value.
A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2016 is enclosed with this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K may be accessed electronically at the Company’s website at www.cvcb.com or by writing Le-Ann Ruiz, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.
You can also find out more information about us at our website www.cvcb.com. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this proxy statement. On our website you can access electronically filed copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 filings, and amendments to those reports and filings, free of charge. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding SEC registrants, including the Company.

SHAREHOLDINGS OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Management does not know of any person who owns, beneficially or of record, either individually or together with associates, five percent (5%) or more of the outstanding shares of Common Stock, except as set forth in the table below.
     The following table sets forth, as of the Record Date, the number and percentage of shares of Common Stock beneficially owned, directly or indirectly, by each of the Company’s directors, Named Executive Officers and principal shareholders and by the directors and executive officers of the Company as a group.  The shares “beneficially owned” are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose.  In general, beneficial ownership includes shares over which the director, principal shareholder or executive officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of the Record Date. Shares of restricted stock issued to officers and directors are subject to repurchase by the Company, but are eligible to vote at the Annual Meeting. Information respecting principal shareholders is presented in reliance on their respective ownership reports with the SEC. For purposes of the table below, the address for all directors and officers is 7100 N. Financial Drive, Suite 101, Fresno, California 93720.  The percentage ownership is calculated based on 12,197,460 shares of Common Stock outstanding.

		Positions Held With the Company	Director or Officer Since	Shares Beneficially Owned as of the Record Date
Name	Age			Number		Percent of Class
Patrick J. Carman	67	Executive Vice President and Chief Credit Officer **	2015	20,764	(2)	*
Daniel N. Cunningham	80	Lead Independent Director	2000	385,084	(3)	3.15%
Edwin S. Darden, Jr.	72	Director	2001	144,156	(1)	1.18%
Daniel J. Doyle	70	Chairman of the Board and Director	2000	92,600	(1)	*
F. T. “Tommy” Elliott, IV	40	Director	2013	394,691	(4)	3.24%
James M. Ford	58	President, Chief Executive Officer and Director **	2014	85,912	(5)	*
Gary D. Gall	66	Director	2016	63,914		*
David A. Kinross	52	Executive Vice President and Chief Financial Officer **	2006	15,825	(6)	*
Steven D. McDonald	67	Secretary and Director	2000	372,534	(7)	3.05%
Louis McMurray	70	Director	2000	593,468	(8)	4.86%
Gary D. Quisenberry	65	Executive Vice President, Commercial and Business Banking **	2000	53,200	(9)	*
Lydia E. Shaw	60	Executive Vice President, Community Banking **	2007	21,700	(10)	*
William S. Smittcamp	64	Director	2000	159,600	(1)	1.31%
Private Management Group, Inc. 15635 Alton Parkway, Suite 400 Irvine, CA 92618				937,828	***	7.69%
The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 3300, Chicago, IL 60606				908,424	****	7.45%
All directors and executive officers of the Company and the Bank as a group (13 in number)				2,403,448		19.70%

* Beneficial ownership does not exceed one percent of Common Stock outstanding.

**
As used throughout this Proxy Statement, the term “executive officer” means the president, any executive vice president in charge of a principal business unit or function, and any other officer or person who performs a policy making function for the Company or the Bank. Ms. Shaw and Mr. Quisenberry are officers of the Bank only. Each executive officer serves on an annual basis and must be appointed by the Board of Directors annually pursuant to the Bylaws of the Company (or the Bylaws of the Bank, in the case of Ms. Shaw and Mr. Quisenberry).

***	Private Management Group, Inc., a California corporation, is the record holder of 937,828 shares of Common Stock; Private Management Group, Inc. is an investment advisor.

****
The Banc Funds Company, L.L.C. (“TBFC”) serves as general partner to the entities that serve as general partners of each of; Banc Fund VII L.P., an Illinois Limited Partnership (“BF VII”), the record holder of 269,407 shares of Common Stock; Banc Fund VIII L.P., an Illinois Limited Partnership (“BF VIII”), the record holder of 501,640 shares of Common Stock; and Banc Fund IX L.P., an Illinois Limited Partnership (“BF IX”), the record holder of 137,377 shares of Common Stock. TBFC is an Illinois corporation whose principal shareholder is Charles J. Moore.

(1)
Includes 9,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Omnibus Incentive Plan (the “2005 Plan”). Also includes 3,000 shares of restricted stock granted on July 16, 2014 pursuant to the 2005 Plan and 4,000 shares of restricted stock granted on July 20, 2016 pursuant to the 2015 Plan.

(2)
Includes 350 shares of restricted stock granted to Mr. Carman on July 16, 2014 pursuant to the 2005 Plan and 1,200 shares of restricted stock granted to Mr. Carman on July 20, 2016 pursuant to the 2015 Plan.

(3)
Includes 87,120 shares held as trustee for the Bradley and Joanne Quinn Living Trust as to which Mr. Cunningham disclaims beneficial ownership, and 122,508 shares held under a power of attorney executed in favor of Mr. Cunningham by Eric Quinn as to which Mr. Cunningham disclaims beneficial ownership.  Also includes 9,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. Cunningham on July 16, 2014 pursuant to the 2005 Plan and 4,000 shares of restricted stock granted to Mr. Cunningham on July 20, 2016 pursuant to the 2015 Plan.

(4)
Includes 9,210 shares owned of record by Mr. Elliott, IV’s daughter, and 331,813 shares held under a power of attorney executed in favor of Mr. Elliott, IV by F.T. Elliott, III as to which Mr. Elliott, IV disclaims beneficial ownership. Also includes 3,000 shares of restricted stock granted to Mr. Elliott, IV on July 16, 2014 pursuant to the 2005 Plan and 4,000 shares of restricted stock granted to Mr. Elliott, IV on July 20, 2016 pursuant to the 2015 Plan.

(5)
Includes 53,348 shares held as trustee for the Central Valley Community Bank Retirement plan as to which Mr. Ford disclaims beneficial ownership. Includes 8,905 shares of restricted stock granted to Mr. Ford on March 19, 2014 pursuant to the 2005 Plan. Includes 9,268 shares of restricted stock granted to Mr. Ford on March 19, 2015 pursuant to the 2005 Plan. Also includes 8,850 shares of restricted stock granted to Mr. Ford on March 21, 2016 pursuant to contractual arrangements made under the 2005 Plan.

(6)
Includes 4,500 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 1,000 shares of restricted stock granted to Mr. Kinross on July 16, 2014 pursuant to the 2005 Plan and 1,200 shares of restricted stock granted to Mr. Kinross on July 20, 2016 pursuant to the 2015 Plan.

(7)
Includes 1,608 shares held by Mr. McDonald’s spouse, 28,136 shares held in a family trust, and 9,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 3,000 shares of restricted stock granted to Mr. McDonald on July 16, 2014 pursuant to the 2005 Plan and 4,000 shares of restricted stock granted to Mr. McDonald on July 20, 2016 pursuant to the 2015 Plan.

(8)
Includes 520,205 shares held as Trustee of the Louis McMurray Living Trust, 64,263 shares held as Trustee of the Lou and Dena McMurray Living Trust, and 9,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Of which includes 3,000 shares of restricted stock granted to Mr. McMurray on July 16, 2014 pursuant to the 2005 Plan and 4,000 shares of restricted stock granted to Mr. McMurray on July 20, 2016 pursuant to the 2015 Plan.

(9)
Includes 4,500 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 1,000 shares of restricted stock granted to Mr. Quisenberry on July 16, 2014 pursuant to the 2005 Plan and 1,200 shares of restricted stock granted to Mr. Quisenberry on July 20, 2016 pursuant to the 2015 Plan.

(10)
Includes 11,000 shares which may be acquired upon the exercise of options granted pursuant to the 2005 Plan. Also includes 1,000 shares of restricted stock granted to Ms. Shaw on July 16, 2014 pursuant to the 2005 Plan and 1,200 shares of restricted stock granted to Ms. Shaw on July 20, 2016 pursuant to the 2015 Plan.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY
The Bylaws of the Company provide a nomination procedure for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may, in his or her discretion, be disregarded by the Chairman of the Annual Meeting and, upon his or her instruction, the inspector of election shall disregard all votes cast for such nominee(s).
The Bylaws of the Company provide that the Board of Directors will consist of not less than seven (7) and not more than thirteen (13) directors.  The number of directors is set by the Board of Directors and is currently set at nine (9).  The authorized number of directors to be elected at the Annual Meeting is nine (9).  Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.
All proxies will be voted for the election of the following nine (9) nominees recommended by the Board of Directors, all of whom are incumbent directors, unless authority to vote for the election of directors is withheld.  If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below. There is no family relationship between any of the directors or principal officers.
Nominees for the Board of Directors
The following is a brief account of the business experience for at least the past five years of each nominee to the Board of Directors.
DANIEL N. CUNNINGHAM is the Lead Independent Director of the Company and the Bank. Mr. Cunningham is a Director of Quinn Group, Inc. and served as its Chief Financial Officer. Mr. Cunningham is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in re-nominating him to serve as a director of the Company. Mr. Cunningham is a certified public accountant and is the audit committee’s financial expert.
EDWIN S. DARDEN, JR. is a certified architect of Darden Architects, Inc., an architectural firm in Fresno, California. Mr. Darden is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
DANIEL J. DOYLE, the Chairman of the Boards of Directors of the Company and the Bank, retired from the Company and Bank on January 31, 2015. Mr. Doyle became President and Chief Executive Officer of the Company upon its organization in 2000, and served as Chief Executive Officer of the Bank since June 1998.  From March 1995 until joining the Bank, Mr. Doyle was Senior Vice President and Regional Manager of U.S. Bank.  Prior to that, Mr. Doyle served as President and Chief Executive Officer of U.S. Bank of California.  Mr. Doyle is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
F. T. “TOMMY” ELLIOTT, IV is the Chairman and owner of Wileman Bros. & Elliott, Inc., a grower, packer and shipper of California fresh citrus. Mr. Elliott also serves as Chairman and owner of Kaweah Container, Inc., a premier independent corrugated manufacturer. Mr. Elliott previously served as chairman of the board of directors of Visalia Community Bank prior to its 2013 merger with the Bank. He joined the Board of Directors of the Company in July 2013 and the Board of Directors of the Bank in October 2013. Mr. Elliott’s familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
JAMES M. FORD became President and Chief Executive Officer of the Company on February 1, 2015. Mr. Ford had served as President of the Bank since February 1, 2014. Mr. Ford had previously served as the President and CEO for Premier West Bank and its holding company PremierWest Bancorp, based in Medford, Oregon, until it was acquired by Starbuck Bancshares in April 2013. Mr. Ford served as President for PremierWest Bank beginning in 2006 and was named President and CEO for PremierWest Bank and Bancorp in 2009. He was appointed as a member of the Boards of Directors of the Company and the Bank effective as of February 1, 2015. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
GARY D. GALL was President, CEO and Director of Sierra Vista Bank (SVB) prior to its 2016 merger with the Bank. He joined the Boards of Directors of the Company and Bank in October 2016. Mr. Gall was President and Chief

Executive Officer of SVB from 2013 to 2016, and previously a consultant to SVB from 2009 to 2013. Mr. Gall served as President and Chief Executive Officer of Citizens Bancorp and its subsidiary, Citizens Bank of Northern California from 2009 to 2011. From 1993 to 2006, Mr. Gall served as President and Chief Executive Officer of Western Sierra Bancorp and its subsidiary, Western Sierra Bank. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
STEVEN D. McDONALD is the Secretary of the Boards of Directors of the Company and the Bank.  Mr. McDonald is President of McDonald Properties, Inc., with interests in cattle ranching, mobile home park management and other investments.  Mr. McDonald is also the owner/broker of SDM Realty, specializing in ranch brokerage.  Mr. McDonald is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
LOUIS McMURRAY is President of Charles McMurray Company, a wholesale hardware company with outlets in Fresno and Sacramento.  Mr. McMurray is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
WILLIAM S. SMITTCAMP is the President and owner of Wawona Frozen Foods and is involved as a principal in other family-related businesses.  Mr. Smittcamp is a long standing member of the Board of Directors. His familiarity with the Company’s personnel and operations, in addition to his knowledge of our geographic markets and our client base, were considered in renominating him to serve as a director of the Company.
The Board of Directors recommends the election of each nominee. The proxy holders intend to vote all proxies they hold in favor of the election of each of the nominees. If no instruction is given, the proxy holders intend to vote FOR each nominee listed.
Executive Officers of the Company and the Bank
The following is a brief account of the business experience for at least the part five years of each of the executive officers of the Company and the Bank.
PATRICK J. CARMAN was named Executive Vice President and Chief Credit Officer of the Company and Bank on April 1, 2015 after serving as Senior Vice President and Senior Credit Officer since November 2008. Mr. Carman previously worked eight years for Service 1st Bank, initially as Senior Vice President and Chief Credit Officer then as President and Chief Operating Officer.
Biographical information for James M. Ford is found under “Nominees for the Board of Directors.”
DAVID A. KINROSS was named Executive Vice President and Chief Financial Officer of the Company in May 2006. Prior to that time, Mr. Kinross served for three years as Vice President Finance and Chief Financial Officer of Pelco, and for 13 years prior to that served in various capacities including Partner with Deloitte & Touche LLP.
GARY D. QUISENBERRY became Executive Vice President, Commercial and Business Banking of the Bank in February 2000.  For fifteen years prior to that time, Mr. Quisenberry was Senior Vice President, Business Banking Manager, Manager of Special Assets and Manager of Consumer Lending for California Federal Bank.
LYDIA E. SHAW became Executive Vice President of the Bank in October 2007.  Ms. Shaw was named manager of Community Banking of the Bank in December 2007.  Prior to that time, Ms. Shaw served as Vice President, Division Manager for Washington Federal Savings located in Seattle, Washington.  For eight years prior to that time, Ms. Shaw served as Director of Business Relationships for Twinstar Credit Union located in Olympia, Washington.

Meetings and Committees of the Board of Directors
The Board of Directors of the Company conducts its business through meetings of the Company’s Board of Directors, Executive and Directors Resources Committee, Nominating Committee, Strategic Planning Committee and Audit/Compliance Committee, and through committees of the Bank’s Board of Directors.  The Company became the holding company for the Bank on November 15, 2000.  Currently, the Audit/Compliance Committee of the Bank’s Board of Directors makes recommendations to the Audit/Compliance Committee of the Company’s Board of Directors.  During 2016, the Company’s Board of Directors held 12 meetings.

Director Independence
The Board of Directors has determine that each of the following members are “independent” under the standards of The NASDAQ Stock Market: Daniel N. Cunningham, Edwin S. Darden, Jr., F.T. “Tommy” Elliott, IV, Gary D. Gall, Steven D. McDonald, Louis McMurray and William S. Smittcamp.
Board Leadership Structure and Lead Director
Our Chairman of the Board, Daniel J. Doyle, became President and Chief Executive Officer of the Company upon its organization in 2000, and served as Chief Executive Officer of the Bank since June 1998. He retired from the Company and the Bank on January 31, 2015. We believe this leadership structure enables Mr. Doyle to function as the critical link between the Board of Directors and the operating organization. Mr. Doyle’s experience with the Company and the Bank is critical regarding discussions on key topics such as our strategic objectives, long-term planning, and enterprise risk management.
In addition to Mr. Doyle’s leadership, the Board of Directors determined that the appointment of an independent, lead director (“Lead Director”) would be appropriate in order to establish another layer of Board oversight, share certain responsibilities with, and facilitate communication between, our Chairman and our independent directors, and continue to follow best practices in corporate governance. To this end, the Company’s Bylaws authorize and the Board of Directors adopted a policy regarding the appointment of a Lead Director-one independent director who is selected annually by the independent directors. Daniel N. Cunningham currently serves as Lead Director.
The role of the Lead Director is to preside at executive sessions of the independent directors, serve as principal liaison between the independent Directors and the Chairman, work with the Chairman to set and approve the schedule and agenda for meetings of our Board of Directors and its committees, direct the retention of advisors and consultants who report directly to the Board of Directors, serve as liaison for consultation and communication with shareholders, and oversee the annual evaluation of our Board of Directors and its committees.
Role of Board of Directors in Risk Oversight
While the Audit Committee of the Board monitors risks related to our financial statements, the Board of Directors has determined that oversight of Company-wide risk should remain with the full Board of Directors due to the strategic nature of enterprise risk management and the Board of Directors’ desire to receive feedback from a broad spectrum of disciplines regarding management’s plans with respect thereto. The Board of Directors meets periodically with our management to review the effectiveness of processes for identifying and managing significant risks. The Board of Directors also reviews with management the strategic objectives that may be affected by identified risks, the level of appropriate risk tolerance, our plans for monitoring, mitigating and controlling risk, the effectiveness of such plans and our disclosure of risk.
Board and Committee Meeting Attendance
During the fiscal year ended December 31, 2016, our Board of Directors held a total of 12 meetings. Each incumbent director who was a director during 2016 attended at least 75% of the aggregate of (a) the total number of such meetings and (b) the total number of meetings held by the standing committees of the Board on which such director served except for Mr. Smittcamp who attended 70%.
Director Attendance at Shareholder Meetings
The Company does not have a policy which specifically addresses director attendance at shareholder meetings. However, seven directors were in attendance at the 2016 Annual Meeting of Shareholders on May 18, 2016.
Executive/Directors Resources Committee
The Executive/Directors Resources Committee performs the function of a compensation committee for the Company and the Bank.  All of the members of the Executive/Directors Resources Committee are independent directors as defined under the rules of The NASDAQ Stock Market as currently in effect.  The Committee is composed of Mr. Cunningham as Chairman, and Messrs. Darden, McDonald, McMurray, and Smittcamp.  The Committee has adopted a charter that outlines its policy with respect to executive and directors’ compensation and equity awards and incentive compensation awards and plans.
A copy of the Executive/Directors Resources Committee Charter may be accessed electronically at the Company website at www.cvcb.com or by writing Le-Ann Ruiz, Assistance Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.
The Committee held six meetings during 2016.  The Committee (1) oversees matters relating to employment, compensation and management performance of key executive officers; (2) formally evaluates the performance of the President/CEO annually; (3) reviews and approves the compensation of executive officers; (4) makes recommendations to the full Board of Directors for incentive compensation and other benefits, including incentives, deferred compensation plans and stock options for the President/CEO and other key executive officers; (5) reviews and makes recommendations to the Board of Directors regarding retirement policies or any other policies relating to the Board of Directors; and (6) makes recommendations regarding fees, stock option grants and other benefits for the directors; and (7) in consultation with management, oversees regulatory compliance with respect to compensation matters.
Nominating Committee
The Nominating Committee is composed of Mr. Cunningham as Chairman, and Messrs. Smittcamp, Darden, McDonald, and McMurray.  All of the members of the Committee are independent directors as defined under the rules of The NASDAQ Stock Market as currently in effect.
The Committee held one meeting during 2016.  The Committee makes recommendations for the nomination of directors to the full Board of Directors. All of the nominees for the Board of Directors were approved by the Nominating Committee.
The Committee adopted a charter which outlines its policy with respect to considering director candidates. A copy of the Nominating Committee Charter may be accessed electronically at the Company website at www.cvcb.com or by writing Le-Ann Ruiz, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.  The Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director.  In order for shareholder suggestions regarding possible candidates for director to be considered by the Committee, such information should be provided to the Committee in writing at least 60 days prior to the date of the next scheduled Annual Meeting.  Shareholders should include in such communications the name and biographical data of the individual who is the subject of the communication and the individual’s relationship to the shareholder.  The Committee does not set specific criteria for directors but believes the Company is well served when its directors bring to the Board of Directors a variety of experience and backgrounds, evidence leadership in their particular fields, demonstrate the ability to exercise sound business judgment and have substantial experience in business and outside the business community in, for example, the academic or public communities.  The Committee evaluates its selection criteria and evaluation process periodically, and may in the future include additional qualifications, such as the diversity of backgrounds of candidates. Each of the individuals nominated to serve as a director has been determined by the Committee to meet such qualifications.  The Committee considers shareholder nominees for director in the same manner as nominees for director from other sources.  As set forth in the Notice of Annual Meeting that accompanies this Proxy Statement, the Company’s Bylaws require that notice of intention to make any nomination must be delivered to the President of the Corporation on a timely basis and must contain certain information.  Please refer to the Notice of Annual Meeting.  Any such notices will be forwarded to the Committee.
When the Company acquired Sierra Vista Bank in 2016, the Board of Directors agreed that, subject to its fiduciary duties, to nominate and support the election of Gary D Gall, former president and chief executive officer of Sierra Vista Bank at the 2017 Annual Meeting.

Strategic Planning Committee
The Committee develops, along with the Board of Directors and management, the Company’s Strategic Plan. It also is responsible for reviewing potential locations for offices of the Bank, overseeing premises-related matters, and reviewing feasibility of potential mergers/acquisitions. Members of the Strategic Planning Committee are Mr. McMurray, Chairman, and Messrs. Cunningham, Darden, Doyle, Elliot, Ford, McDonald, and Smittcamp. The Committee met two times in 2016.
Audit/Compliance Committee
The Audit/Compliance Committee of the Company’s Board of Directors is composed of Mr. McDonald as Chairman, and Messrs. Cunningham; Elliott, IV; and Smittcamp.  In accordance with its charter, all of the members of the Audit/Compliance Committee are independent directors as defined under the rules of the SEC and The NASDAQ Stock Market as currently in effect.  The Board of Directors has determined that Mr. Cunningham is an “audit committee financial expert” as defined under applicable SEC rules.
The Company’s Audit/Compliance Committee held nine meetings during 2016.  The functions of the Audit/Compliance Committee are to recommend the appointment of and to oversee the independent registered public accounting firm who audits the books and records of the Company for the fiscal year for which they are appointed, to approve each professional service rendered by such accountants and to evaluate the possible effect of each such service on the independence of the Company’s accountants.  The Audit/Compliance Committee also reviews internal controls and reporting procedures of the Bank’s branch offices, periodically consults with the independent registered public accounting firm with regard to the adequacy of internal controls and reviews, recommends inclusion of the audited consolidated financial statements in regulatory reports, and reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
Report of Audit/Compliance Committee
Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit/Compliance Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit/Compliance Committee of the Central Valley Community Bancorp Board of Directors (the Audit Committee) is composed of independent directors and operates pursuant to a Charter adopted by the Board of Directors. A copy of the Company’s Audit Committee charter may be accessed electronically at the Company website at www.cvcb.com or by writing Le-Ann Ruiz, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720.  The members of the Audit Committee are Steven D. McDonald, Chairman; Daniel N. Cunningham; F.T. “Tommy” Elliott, IV; and William S. Smittcamp.  The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company’s independent registered public accounting firm, Crowe Horwath LLP.  All participants in the Audit Committee attended at least 75% of the meetings of the Audit Committee during 2016, except for Mr. Smittcamp.
The function of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, and maintaining appropriate accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent registered public accounting firm is responsible for planning and carrying out appropriate audits and reviews, auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Committee has considered and discussed the consolidated audited financial statements with management, and the independent registered public accounting firm, with, and without, management present.  The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standards No. 16, Communication with Audit Committees, as currently in effect.  The Committee has also discussed with management and the independent registered public accounting firm the quality and adequacy of the internal controls of the Company. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with them their independent status. The independent registered public accounting firm did not perform any prohibited services for the Company.
The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect to auditor independence.  Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America, or that the Company’s independent registered public accounting firm are in fact “independent”.
Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the Securities and Exchange Commission.
SUBMITTED BY THE AUDIT/COMPLIANCE COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS
Steven D. McDonald (Chairman)
Daniel N. Cunningham
F.T. “Tommy” Elliott, IV
William S. Smittcamp                                    March 22, 2017

COMPENSATION DISCUSSION AND ANALYSIS

The Executive/Directors Resources Committee (the “Committee”) of the Board of Directors reviews human resources issues and compensation relating to the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three most highly compensated executive officers who were serving as executive officers at the end of the last completed fiscal year (collectively, The “Named Executive Officers” or “NEOs”). The NEOs are identified in the Summary Compensation Table.
The Committee establishes the compensation plans and specific compensation of the NEOs with input from the CEO.  The Committee reviews executive compensation annually referring to periodic outside reviews of California peers as well as national peers utilizing the California Bankers Association Salary Survey, salary and benefits information from the California Department of Business Oversight and other databases.
The Compensation Committee also periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with regulatory guidance and the safety and soundness of the organization. The Compensation Committee is responsible for assessing and approving the total compensation paid to the Chief Executive Officer and all executive officers. The Compensation Committee is responsible for determining whether the compensation paid to each of these executives is fair, reasonable and competitive, and whether the compensation program serves the interests of the Company’s shareholders.
The Compensation Committee also periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with regulatory guidance and the safety and soundness of the organization. The Compensation Committee is responsible for assessing and approving the total compensation paid to the Chief Executive Officer and all executive officers. The Compensation Committee is responsible for determining whether the compensation paid to each of these executives is fair, reasonable and competitive, and whether the compensation program serves the interests of the Company’s shareholders.
The Company’s compensation programs and policies are designed to enhance shareholder value by aligning the financial interest of the executive officers of the Company with those of the Company’s shareholders.  The compensation program has two goals:  To help the Company compete with other financial entities to attract and retain highly qualified individuals as executive officers; and to pay executive officers based upon their contribution to the Company’s performance and the executive officers’ estimated future contribution to the success of the Company.
The incentive plan for 2016 was designed to support the Company’s goals related to asset quality, growth and CAMELS ratings as determined in annual Safety & Soundness examinations by our state and federal regulators.  The Committee met during 2016 at least as often as required under any other federal law to review compensation of senior management, and to ensure that such compensation is not structured in any way that would encourage the executive management to take excessive risks in light of their job responsibilities.  During 2015, the Board of Directors adopted the Central Valley Community Bank Executive Deferred Compensation Plan (Executive Plan) in order to provide executives with the opportunity to structure receipt of compensation in a fashion they personally found most efficient.
Salaries, non-equity incentives, and perquisites of executive officers are paid in cash and reviewed annually.  The long-term compensation components (equity incentives and post-termination benefits) are reviewed in the context of the other compensation provided to executives, but adjustments to long-term compensation are not necessarily made annually.
Equity compensation and post-termination benefits are intended to provide retention incentives to executives, and are not specifically intended to reward current performance.  Salary, incentive and perquisite compensation are related to, and affected by, current performance.
Stock options and restricted Common Stock are awarded to encourage key employees to remain with the Company and provide employees with a long-term interest in the Company’s overall performance.  The Company intends to retain the flexibility necessary to provide total cash compensation in line with competitors’ practices, the Company’s compensation philosophy, and the Company’s best interests, including compensation that may not be deductible for tax purposes.
At our 2012 Annual Shareholders Meeting, the shareholders approved a non-binding shareholder advisory proposal to hold say-on-pay proposals every two years. The Company’s Board of Directors at that time agreed that holding say-on-pay proposals every two years was in the best interest of shareholders. At the time the Board of Directors believed that two years provides shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over emphasis on short term variations in compensation and business results. The Compensation Committee has been mindful of the strong support our shareholders expressed for our compensation program when making executive compensation decisions, including base salary adjustments and long-term incentive awards. In making these executive compensation decisions, which are discussed more fully below, the Compensation Committee’s main considerations included our shareholders’ support for our executive compensation program. The Compensation Committee will continue to consider our shareholders’ views when making executive compensation decisions in the future. Every six years we are required by the Dodd-Frank Act to seek from our shareholders a non-binding advisory proposal on the frequency in which we must present “say-on-pay” proposals. The Board of Directors is again recommending two years for the reasons stated above.
The last time we held a non-binding shareholder advisory vote on executive compensation was at the 2015 Annual Meeting. At that meeting our shareholders approved our 2015 executive compensation by a substantial margin.

Components of Executive Officer Compensation

The primary components of executive compensation are base salaries, incentive compensation and long-term compensation, which includes 401(k) match and profit sharing, equity compensation, health and welfare benefits and benefits from a salary continuation plan.

Base Salaries

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from a comparison group of financial services companies.  The Committee approves and the Board of Directors ratifies, the annual base salary for the CEO, CFO and other NEOs.  Base salaries are reviewed annually, and increased from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.  Salary ranges and midpoints for all employees are based on market analysis within the banking industry in California.
The base salary for the CEO for 2016 was determined by (i) examining the Company’s performance against its preset goals, (ii) comparing the Company’s performance against its peer group competitors, (iii) evaluating the effectiveness and performance of the CEO, and (iv) comparing the base salary of the CEO to that of other chief executive officers in the Company’s peer group.  The total compensation received by the Company’s CEO is detailed in the Summary Compensation Table.
Incentive Compensation
We believe that a portion of the annual incentive compensation for Named Executive Officers should be based on performance against pre-defined financial metrics and performance objectives. The Company’s Managing Committee Incentive Plan and the CEO’s employment agreement play a key role in fulfilling the objective.
The Committee determines the amount of annual incentive compensation payable to executive officers, if performance goals are met, subject to a maximum limit on the incentive compensation.
Under his employment contract, the CEO is entitled to receive incentive compensation based on the achievement each year of certain performance goals. The 2016 annual incentive compensation was based on an incentive target multiplied by a performance modifier. The incentive target for 2016 was $190,960 (60% percent of his base salary at January 1, 2016). Eighty percent (80%) of the incentive represents Bank performance, including criteria for net income, direct expenses, operating revenue, loans, deposits, investment management, classified loans to capital, Community Reinvestment Act (CRA) loan goals, classified loans and past due loans, and 20% of the incentive target represents subjective judgment of management performance in such areas as strategic planning, leadership, marketing, regulatory compliance, community involvement, franchise value, and stockholder relations. The total incentive target attained can be adjusted up or down based on a performance modifier. The performance modifier was determined based on the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes. Mr. Ford’s 2016 incentive compensation totaled $194,550, consisting of 101.88% of his incentive target for the Bank’s performance component in 2016 and, for outstanding performance, his incentive for the management component was 20% of his 2016 incentive target. See the Summary Compensation Table for further information.
The Company has a Managing Committee Incentive Plan (MCIP) to provide annual incentive compensation to attract, retain, and motivate key executives of the Company, other than the CEO. The MCIP is tied to financial achievements for the Bank and Company which are set annually. The executive must be employed on the last day of the fiscal year to receive payment under the MCIP. The Committee has discretion to determine which executives are eligible to participate in the MCIP, to determine the bases for and the amount of any incentive awards and to consider any additional or extraordinary performance factors for a particular participant. Where an executive is responsible for a particular business unit or division, performance goals are weighted based on operational performance of those units.

Where an executive has broader corporate responsibilities, such as the CFO, goals are based on particular objectives set by the Committee. For 2016, Messrs. Kinross, Quisenberry, Carman, and Ms. Shaw’s total incentive compensation was based on a target bonus of 35% of their respective 2016 salaries. In each case, incentive compensation was determined utilizing base salary as of February 1, 2016 which was weighted 50% for targeted Company level thresholds of performance and 50% for individual targeted performance thresholds. Bank performance thresholds include consolidated net income and total direct Bank non-interest expenses. Individual thresholds include, loans, deposits, net charge offs, classified loans to capital, past due loans, CRA goals, investments, and a management component. Following determination of the target incentive amount based on achievement of threshold performance, the total target bonus attained can be adjusted up or down based on a performance modifier. The performance modifier is based on the outcome of regulatory exams, regulators’ rating for the Bank and outside and internal audit outcomes.
The Bank may recoup incentive compensation paid to Plan participants in instances where (i) the Bank issues a material restatement of its financial statements. (ii) a subsequent finding that the financial information or performance metrics used to determine the amount of the incentive compensation are materially inaccurate; (iii) a Plan participant engages in intentional misconduct; or (iv) the Plan participant has committed ethical or criminal violations. In addition, the Bank may recover any incentive compensation awarded or paid based on a Plan participants’ conduct which is not in good faith and which materially disrupts, damages impairs or interferes with the business of the Bank. The purpose of this section is to ensure Plan participants act in the best interest of the Bank. The Board of Directors will consider all relevant factors and exercise business judgment in determining appropriate amounts to recoup as well as the timing and form of recoupment.
Incentive compensation payments for 2016 for each executive officer are detailed in the Summary Compensation Table.
Long-Term Incentive Compensation
401(k)/Profit Sharing Plan
The Company adopted a 401(k) Plan for benefit of all employees and incorporates a safe harbor matching contribution provision.  The CEO and other senior management executives participate in the 401(k) Plan to the same extent as all other employees, subject to limitations imposed by regulation. The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 100% on all deferred amounts up to 3% of eligible compensation and a 50% match on the next 2% of eligible compensation.  The Profit Sharing Plan is a cash-based incentive profit sharing program.  The Company may, but is not required to, make annual contributions to the Profit Sharing Plan based on the recommendation of the Committee.  The cash incentive is paid by March 1st of each year.  The percentage of the Company’s contribution is recalculated each year based upon the recommendation of the Committee.   Once they are eligible to participate, all employees are 100% vested, immediately, in both the 401(k) match and the Profit Sharing Plan. 401(k) and profit sharing contributions to the NEOs for 2016 are detailed in the Summary Compensation Table.
Equity Compensation
The Company’s compensation philosophy encourages ownership of the Company’s Common Stock to retain and motivate key executives and to provide a direct link with the interests of the shareholders of the Company.  In general, stock-based award grants are determined based on (i) the impact the executive may have had on the Bank’s and Company’s earnings and stock price, (ii) the ability of the executive to provide enhanced opportunities for the success of the Bank and Company, (iii) extraordinary deeds performed that warrant extraordinary rewards, (iv) prior award levels for the executive, (v) total awards received to date by the individual executives, (vi) the total stock-based award to be made and the executive’s percentage participation in that award, (vii) the executive’s direct ownership of Company’s Common Stock, (viii) the number of awards vested and non-vested, and (ix) the options outstanding as a percentage of total shares outstanding.  Stock-based awards are issued at the discretion of the Board of Directors. Periodically the Board of Directors determine a pool of the number of stock-based awards to be granted and management makes recommendations to the Board of Directors to determine how many are granted to executive officers and others in the Company and the Directors make a final approval of the grants.
The Central Valley Community Bancorp 2015 Omnibus Incentive Plan (the 2015 Plan).
The 2015 Plan provides for awards in the form of incentive stock options, non-statutory stock options, stock appreciation rights, and restricted stock.  The plan allows for performance awards that may be in the form of cash or shares of the Company, including restricted stock. All awards were issued at market value, at the sole discretion of the Committee and generally have vesting periods of five years.

See Notes - Summary of Significant Accounting Policies and Share-based Compensation to the audited Consolidated Financial Statements included in the Company’s Annual Report for further information relating to all equity compensation plans.
Additional information on long-term awards for executive officers is shown in the Outstanding Equity Awards at Fiscal Year-End Table.
Health and Welfare Benefits
The Company offers health and welfare programs to all eligible employees.  The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability.
Salary Continuation Agreements
Each of the Named Executive Officers is a party to a salary continuation agreement that will provide for an annual payment for a period of time following retirement from service as an executive of the Bank.  The salary continuation agreements terminate upon the executives’ death prior to retirement, voluntary termination of service prior to retirement, or involuntary termination of service for cause.  The salary continuation agreements provide for payment of a lump sum in the event of a change of control of the Company, defined as the cumulative transfer of more than fifty percent (50%) of the voting stock of the Company.  Each person’s annual benefit is determined at the time of retirement, on the basis of (i) the individual’s age upon retirement, (ii) the percentage of benefit vested upon retirement, and (iii) the maximum annual benefit assigned in the individual’s Salary Continuation Agreements.  Additional information on the details of each participant’s benefit under the agreements is shown in the Pension Benefits Table and the Potential Payments Upon Termination or Change in Control.  The Salary Continuation Agreements and the termination provisions under the CEO’s Employment Agreement are subject to non-competition covenants.
Deferred Compensation Agreements
Two of the Bank’s NEOs have entered into deferred compensation agreements with the Bank under the Executive Plan. Pursuant to the Executive Plan, all eligible executives of the Bank may elect to defer up to 50 percent of their compensation for each deferral year. Only cash compensation, including salary and cash bonus or incentive amounts, is eligible for deferral. Executive deferred compensation is expensed by the Bank and is set aside in a separate liability account.  Credited on the account balance at a rate determined annually by the Board of Directors, interest on deferred compensation continues to accrue until the executive’s service terminates and payment of compensation commences. Deferred amounts and interest thereon may be paid only upon termination of employment, death, or disability of executive, in the event of unforeseeable emergencies, or upon change in control of the Bank.
Severance Plan
Each NEO, other than the President and CEO, is a party to a severance pay plan to provide transitional benefits if employees who are terminated involuntarily without cause, laid off, or terminated as a result of a reduction in force under this plan are paid in a lump sum based on two weeks pay for each year of service with a minimum 12 weeks and a maximum 26 weeks.  See Potential Payments Upon Termination or Change in Control.
Employment Agreements
The Company has an employment agreement with James M. Ford, who was appointed on February 1, 2015 as the Company’s President and Chief Executive Officer. Mr. Ford was serving as President of the Bank since February 1, 2014. The agreement renews automatically for one-year terms, unless terminated by either party not later than sixty days prior to expiration. Under the employment agreement, the Board of Directors sets Mr. Ford’s salary for each year.
Under the agreement, Mr. Ford is entitled to receive incentive compensation, based on the achievement each year of certain performance goals.  The goals and the target amount of the incentive are established at the beginning of each year by the Board of Directors, and the evaluation of the achievement of the goals and the amount of bonus payable with respect to each year are determined by the Board of Directors following the conclusion of the year.  For 2016, Mr. Ford’s incentive compensation was determined as described above under Incentive Compensation. The agreement also provides that in each of the initial three years of employment Mr. Ford would be provided with an annual grant of restricted stock from the 2005 Plan having a market value of $100,000 on the date of grant.
The employment agreement with Mr. Ford also provides for (i) a Bank-paid membership in a local country club; (ii) an automobile allowance of $1,500 per month; (iii) participation in medical, dental and similar plans offered by the Bank for Mr. Ford and his dependents, as well as Bank-paid term life insurance coverage of at least $100,000; and (iv) four weeks of vacation annually.  See the Summary Compensation Table.
Under the terms of the agreement, Mr. Ford is entitled to certain benefits for involuntary termination by the Company for reasons other than cause.

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For early termination upon disability, Mr. Ford shall receive his then current base salary for 180 days from the date of his first absence due to disability, should the Board of Directors, at its option, terminate the employment agreement.

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For a change in ownership or effective control of the Company, Mr. Ford would be eligible to receive a lump sum termination payment equal to the average annual total cash compensation paid to Mr. Ford during the most recent three fiscal years (“average annual cash compensation amount”) multiplied by two.

•
If the Company terminates the employment agreement without cause, Mr. Ford is entitled to receive an amount equal to his average annual cash compensation amount at the time of termination payable in 24 monthly payments, provided that if Mr. Ford obtains other comparable employment within the 24 month period, payments will cease.

Mr. Ford also has an Executive Salary Continuation Agreement with the Bank.  In the event of involuntary termination for reasons other than cause he is entitled to receive the following:

•
Change in control lump sum payment equal to the present value of 100% of the normal retirement benefit that he would have received had he been employed by the Bank until September 1, 2023.  His change in control benefit as of December 31, 2016 is estimated at $935,000.

•
For early termination upon disability, he would receive an annual benefit equal to the early retirement benefit or normal retirement benefit that he would have received had he retired from the Bank.  As of December 31, 2016, he would receive an annual disability benefit based on early retirement of zero. The disability benefit will be increased each year by 3% to account for cost of living increases.

In the event of a termination of Mr. Ford by the Company “for cause”, Mr. Ford would forfeit benefits under the Executive Salary Continuation Agreement.
Termination of Employment and Change in Control Provisions
The Compensation Committee believes that a change in control transaction, or potential change in control transaction, would create uncertainty regarding the continued employment of our executives. This is because many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executives to remain employed with us during an important time when their continued employment in connection with or following a transaction is often uncertain and to help keep our executives focused on our business rather than on their personal financial security, we believe that providing certain of our executives with severance benefits upon certain terminations of employment is in the best interests of our Company and our shareholders.
The Company does not have company-wide separate change of control agreements with its executive officers. Instead, the Chief Executive Officer has specific change of control and severance provisions in his employment agreement and his Executive Salary Continuation Agreement with the Bank. The other Named Executive Officers have change of control provisions in their respective Executive Salary Continuation Agreements. The Compensation Committee considers the use of change of control provisions and severance provisions on a case by case basis depending on the individual’s position with the Company and the need to attract and/or retain the individuals. In addition, certain equity grants made to the Named Executive Officers provide for vesting of stock options and restricted stock upon a change of control. We have disclosed the severance and/or change in control payouts that would be payable to each Named Executive Officer if the triggering event occurred on December 31, 2016, in the “Change in Control Arrangements and Termination of Employment” section in this proxy statement.
Compensation Committee Interlocks and Insider Participation:
No member of the Executive/Directors Resources Committee serves or has served as an employee of the Company or its subsidiaries, and there are no common participants between the compensation committee of any other entity and the Company.
Executive/Directors Resources Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Executive/Directors Resources Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Executive/Directors Resources Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (the C D & A) with management.  Based on these reviews and discussions, the Committee recommends to the Board of Directors that the C D & A be included in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Shareholders.
The Compensation Committee certifies that it has reviewed with senior risk officers the senior executive officer incentive compensation arrangements.  Based on the analysis of the incentives, potential risks, and the evaluation of factors to mitigate such potential risks, the Committee determined that the Company’s executive compensation program does not encourage the NEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required.
SUBMITTED BY THE EXECUTIVE/DIRECTORS RESOURCES COMMITTEE
OF THE COMPANY’S BOARD OF DIRECTORS

Daniel N. Cunningham (Chairman)
Edwin S. Darden, Jr.
Louis McMurray
Steven D. McDonald
William S. Smittcamp
March 15, 2017

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by the individuals who served as CEO and CFO, and the other three highest paid executive officers (Named Executive Officers or NEOs) for services rendered to the Company for the fiscal years ended December 31, 2016, 2015, and 2014. Bonuses are paid under the Company’s applicable incentive compensation guidelines and are generally paid in the year following the year in which the bonus is earned.
Summary Compensation Table

Name and Principal Position	Year	Salary($)		Stock Awards ($) (1)	Non-Equity Incentive Plan Compen-sation (2)	Change in Pension Value($) * (3) (4)	All Other Compensation ($)		Total ($)
James M. Ford, President and Chief Executive Officer	2016	$318,270		$100,000	$194,550	$5,000	$58,477	(6)	$676,297
	2015	309,000		100,000	205,000	—	36,420		650,420
	2014	275,000	(5)	100,000	99,165	937,000	85,615		1,496,780
David A. Kinross, Executive Vice President and Chief Financial Officer	2016	209,000		17,568	76,370	7,000	48,910	(7)	358,848
	2015	203,000		—	67,205	—	40,583		310,788
	2014	197,000		12,950	32,564	31,000	29,071		302,585
Gary D. Quisenberry, Executive Vice President, Commercial and Business Banking	2016	216,300		17,568	73,815	7,000	57,050	(8)	371,733
	2015	210,000		—	72,170	—	52,920		335,090
	2014	203,800		12,950	37,632	36,000	45,208		335,590
Lydia E. Shaw, Executive Vice President, Community Banking	2016	188,500		17,568	67,230	7,000	51,615	(9)	331,913
	2015	183,000		—	47,600	—	48,102		278,702
	2014	177,000		12,950	31,143	31,000	38,162		290,255
Patrick J. Carman, Executive Vice President, Chief Credit Officer	2016	190,600		17,568	66,000	4,000	38,768	(10)	316,936
	2015	185,000		—	42,180	—	34,811		261,991

*
The amounts listed in the Change in Pension Value column assume, for each recipient, that the individual has fulfilled all the necessary requirements to receive those benefits, as identified in the Pension Benefits table and footnotes thereto.

(1)
The amounts shown reflect the applicable full grant date fair values for stock awards in accordance with FASB ASC Topic 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the stock awards were issued. Additional discussion is set out in Note 15 to the audited consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement, and is incorporated herein by reference.

(2)	The amounts shown for 2016 reflect payments made under the terms of the Management Committee Incentive Plan for 2016 performance and paid in the first quarter of 2017.

(3)
The amounts shown for 2016 represent only the aggregate change in the actuarial present value of the accumulated benefit under the Company’s Salary Continuation Agreements with certain executives from December 31, 2015 to December 31, 2016. The amounts were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the Named Executive Officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement, and is incorporated by reference.

(4)
For 2015, as a result of present value of future cash flow recalculations, the change in pension value was negative for Mr. Ford ($8,000), Mr. Kinross ($10,000), Mr. Quisenberry ($11,000), and Ms. Shaw ($1,000).

(5)	Reflects partial year salary. Mr. Ford joined the Bank in February, 2014.

(6)	Includes for 2016, $18,000 auto allowance, $12,307 group insurance benefit allowance, $21,438 contributed to the Bank's 401(k) Plan for Mr. Ford's account, and $5,720 country club membership dues.
(7) Includes for 2016, $12,000 auto allowance, $14,637 group insurance benefit allowance, and $21,438 contributed to the Bank’s 401(k)Plan for Mr. Kinross’ account.

(8) Includes for 2016, $18,000 auto allowance, $10,236 group insurance benefit allowance, $21,207 contributed to the Bank’s 401(k)Plan for Mr. Quisenberry’s account and $6,150 country club membership dues.
(9) Includes for 2016, $18,000 auto allowance, $7,445 group insurance benefit allowance, $18,681 contributed to the Bank’s 401(k)Plan for Ms. Shaw’s account, and $6,144 country club membership dues.
(10)Includes for 2016, $9,000 auto allowance, $7,503 group insurance benefit allowance, and $18,373 contributed to the Bank’s 401(k)Plan for Mr. Carman’s account.

Grants of Plan Based Awards Table

The following table provides information on the potential performance based awards available if defined performance objectives were achieved in 2016 for each of the Company’s Named Executive Officers under the Company’s Management Committee Incentive Plan, and stock options or other stock awards granted to the Named Executive Officers for the year ended December 31, 2016:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant date Fair Value of Stock and Option Awards ($) (2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
James M. Ford	3/21/2016	(3)	$—	$—	$—	8,850	$100,000
	1/1/2016		—	190,960	238,700	—	—
David A. Kinross	7/20/2016	(4)	—	—	—	1,200	17,568
	1/1/2016		—	73,150	91,438	—	—
Gary D. Quisenberry	7/20/2016	(4)	—	—	—	1,200	17,568
	1/1/2016		—	75,705	94,631	—	—
Lydia E. Shaw	7/20/2016	(4)	—	—	—	1,200	17,568
	1/1/2016		—	65,975	82,469	—	—
Patrick J. Carman	7/20/2016	(4)	—	—	—	1,200	17,568
	1/1/2016		—	66,710	83,388	—	—

(1)
These potential performance-based awards were established under the Management Committee Incentive Plan if the indicated level of performance was achieved in 2016 as described further in the “Compensation and Discussion Analysis.” They do not represent the actual payments made to the Named Executive Officers. The payments made for actual performance in 2016 are reflected in the Summary Compensation Table.

(2)
The amounts shown reflect the applicable full grant date fair values for restricted stock award in accordance with ASC 718 (excluding the effect of forfeitures), and are reported for the fiscal year during which the restricted stock awards were issued. The assumptions used in calculating the valuation for stock awards may be found in Note 15 to the Company’s consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement, and is incorporated by reference.

(3)
On March 21, 2016, the Company granted a restricted Common Stock award. Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2017, February 1, 2018, February 1, 2019, February 1, 2020, and February 1, 2021.

(4)
On July 20, 2016, the Company granted a restricted Common Stock award. Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2017, February 1, 2018, February 1, 2019, February 1, 2020, and February 1, 2021.

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards for the Named Executive Officers with outstanding options classified as exercisable and unexercisable, and unvested restricted stock, as of December 31, 2016.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (7)
James M. Ford	—	—	$—	—	5,343	(2)	$106,646
					7,414	(3)	147,983
					8,850	(4)	176,646
David A. Kinross	2,500	—	6.70	4/23/2017	600	(5)	11,976
	2,500	—	5.76	9/15/2020	1,200	(6)	23,952
	2,000	500	8.02	9/19/2022
Gary D. Quisenberry	2,500	—	6.70	4/23/2017	600	(5)	11,976
	2,500	—	5.76	9/15/2020	1,200	(6)	23,952
	2,000	500	8.02	9/15/2022
Lydia E. Shaw	14,000	—	6.70	10/1/2017	600	(5)	11,976
	2,000	500	8.02	9/19/2022	1,200	(6)	23,952
Patrick J. Carman	5,000	—	6.70	12/17/2018	210	(5)	4,192
	1,000	—	5.76	9/15/2020	1,200	(6)	23,952
	800	200	8.02	9/15/2022

(1)	Stock options vest at the rate of 20% of original grant amount per year, with vesting date of 9/19/2017.

(2)	Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2017, February 1, 2018, and February 1, 2019.

(3)
Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2017, February 1, 2018, February 1, 2019, and February 1, 2020.

(4)
Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of February 1, 2017, February 1, 2018, February 1, 2019, February 1, 2020, and February 1, 2021

(5)	Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of July 16, 2017, July 16, 2018, and July 16, 2019.

(6)
Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of July 20, 2017, July 20, 2018, July 20, 2019, July 20, 2020, and July 20, 2021.

(7)
Market value of shares that have not vested as of fiscal year end at December 31, 2016 was calculated using the closing price per share of the Company’s Common Stock on the NASDAQ Capital Market on that date of $19.96.

Option Exercises and Stock Vested

The following table shows option exercises and stock awards vested for the Named Executive Officers during the year ended December 31, 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James M. Ford	—	$—	3,635	$39,622
David A. Kinross	15,000	80,626	200	2,890
Gary D. Quisenberry	—	—	200	2,890
Lydia E. Shaw	1,000	9,440	200	2,890
Patrick J. Carman	—	—	70	1,012

(1) Value realized on options exercised is based on the difference between the option price at time of grant and the market value of the stock on the date of exercise.
(2) Value realized on stock awards vested is based on the market value of the underlying shares on the vesting date.

Pension Benefits

The following table discloses the estimated present value (based on a discount rate of 4.07%) of total benefits if the participant retires at normal retirement age.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
James M. Ford	Executive Salary Continuation Agreement (2)	N/A	$934,000	(1) (7)
	Endorsement Method Split Dollar Plan (2)	N/A	See Note	(7)
David A. Kinross	Executive Salary Continuation Agreement (3)	N/A	819,000	(1) (8)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(8)
Gary D. Quisenberry	Executive Salary Continuation Agreement (4)	N/A	682,000	(1) (9)
	Second Executive Salary Continuation Agreement (3)	N/A	273,000	(10)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(9)
Lydia E. Shaw	Executive Salary Continuation Agreement (3)	N/A	819,000	(1) 11)
	Endorsement Method Split Dollar Plan (3)	N/A	See Note	(11)
Patrick J. Carman	Executive Salary Continuation Agreement (5)	N/A	540,000	(1) (12)
	Endorsement Method Split Dollar Plan (6)	N/A	See Note	(12)

(1)
The method used to calculate the retirement benefit, based on assumptions used for financial reporting purposes under generally accepted accounting principles, is a present value calculation using a discount rate of 4.07%. See Notes Summary of Significant Accounting Policies and Share-Based Compensation in the Company’s consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement, and is incorporated by reference for further details on Executive Salary Continuation Plans.

(2)	Effective April 4, 2014

(3)	Effective January 1, 2012

(4)	Effective March 1, 2007

(5)	Effective June 1, 2003

(6)	Effective September 10, 2003

(7)
Under the terms of Mr. Ford’s Salary Continuation Agreement for normal retirement, if he retires on or after September 1, 2023, he is eligible to receive an annual benefit equal to $100,000 per year, payable in monthly installments, over a 10 year period which adjusts for inflation at 3% each year. Beginning on the thirteenth month that the normal retirement benefit is paid, and continuing thereafter until paid in full, the normal retirement benefit shall be increased annually by 3% from the previous year’s normal retirement benefit amount to account for cost of living increases. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Ford’s Life Insurance Endorsement Method Split Dollar Plan, his

beneficiaries are entitled to receive certain benefits in the event of his death. The division of the death proceeds to Mr. Ford’s beneficiaries should he be employed by the Bank at the time of death would be (i) a lump sum payment equal to the present value of the normal retirement benefit under his Salary Continuation Agreement or (ii) 100% of the total death proceeds of the policy, whichever amount is less. The division of the death proceeds to Mr. Ford’s beneficiaries should he be retired from the Bank at the time of death would be a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Salary Continuation Agreement, but for the insured’s death, or 100% of the total death proceeds of the policy, whichever amount is less.

(8)
Under the terms of Mr. Kinross’ Salary Continuation Agreement for normal retirement, if he retires on or after December 31, 2026, he is eligible to receive an annual benefit equal to $60,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year.  If Mr. Kinross retires on or after May 20, 2024 and prior to December 31, 2026, he is eligible for an early retirement benefit.  The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation.  In the event of death, the Salary Continuation Agreement immediately terminates.  Additionally, under the terms of Mr. Kinross’ Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death.  Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less.  Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(9)
Under the terms of Mr. Quisenberry’s Salary Continuation Agreement for normal retirement, if he retires on or after December 31, 2015, he is eligible to receive an annual benefit equal to $50,000 per year, payable in monthly installments, over a 15 year period which increases for inflation at 3% each year. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Quisenberry’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of death. Should he be employed by the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less. Should he be retired from the Bank at the time of death, his beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under their Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(10)
Under the terms of Mr. Quisenberry’s Second Executive Salary Continuation Agreement for normal retirement, if he retires on or after April 1, 2018, he is eligible to receive an annual benefit equal to $20,000, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year. If he retires on or after April 1, 2013 and prior to April 1, 2018, he is eligible for an early retirement benefit based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments and increased 3% annually for inflation. These payments are in addition to Mr. Quisenberry’s Executive Salary Continuation Agreement dated March 1, 2007 as described above.

(11)
Under the terms of Ms. Shaw’s Salary Continuation Agreement for normal retirement, if she retires on or after December 31, 2020, she is eligible to receive an annual benefit equal to $60,000 per year, payable in monthly installments, over a 15 year period which adjusts for inflation at 3% each year.  If Ms. Shaw retires on or after March 29, 2016 and prior to December 31, 2020, she is eligible for an early retirement benefit.  The amount of early retirement benefit would be based on the present value of the early retirement benefit payments, payable over 15 years in monthly installments, and increased 3% annually for inflation.  In the event of death, the Salary Continuation Agreement immediately terminates.  Additionally, under the terms of Ms. Shaw’s Life Insurance Endorsement Method Split Dollar Plan, her beneficiaries are entitled to receive certain benefits in the event of her death.  Should she be employed by the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of the retirement benefit provided for in the Executive Salary Continuation Agreement or 100% of the total insurance policy proceeds, whichever amount is less.  Should she be retired from the Bank at the time of death, her beneficiaries are entitled to a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under her Executive Salary Continuation Agreement or 100% of the total proceeds, whichever amount is less.

(12)
Under the terms of Mr. Carman’s agreement he became eligible for normal retirement on January 12, 2015. His retirement benefit is $48,024 per year, payable in monthly installments, over a 15 year period. In the event of death, the Salary Continuation Agreement immediately terminates. Additionally, under the terms of Mr. Carman’s Life Insurance Endorsement Method Split Dollar Plan, his beneficiaries are entitled to receive certain benefits in the event of his death. The division of the death proceeds to Mr. Carman’s beneficiaries should he be employed by the Bank at the time of death would be (i) a lump sum payment equal to the present value of the normal retirement benefit under his Salary Continuation Agreement or (ii) 100% of the total death proceeds of the policy, whichever amount is less. The division of the death proceeds to Mr. Carman’s beneficiaries should he be retired from the Bank at the time of death would be a lump sum payment equal to the present value of 100% of the sum of all remaining payments that would have been made under his Salary Continuation Agreement, but for the insured’s death, or 100% of the total death proceeds of the policy, whichever amount is less.

Potential Payments Upon Termination or Change in Control

Executive Salary Continuation Agreements and the Bank’s severance pay plan require the Company to provide compensation to the CFO and other NEOs in the event of a termination of employment or a change in control of the Company.  The CEO is not eligible for severance pay under the severance pay plan and the amount of compensation payable to the CEO under his Executive Salary Continuation Agreement is explained above under his Employment Agreement.  The CFO and NEOs qualify for benefits under certain circumstances.

Under the Executive Salary Continuation Agreements, if the executive is disabled prior to retirement or termination of employment, he is entitled to an annual disability benefit equal to the executive’s accrual balance payable monthly for 15 years increased annually 3% for cost of living increases.  The CFO and other NEOs are eligible for early involuntary termination benefits payable at normal retirement age.  Involuntary termination means the executive’s employment terminates by action of the Bank prior to retirement, and such termination of employment is not for cause.  In the event the executive’s employment terminates for cause prior to retirement, their Executive Salary Continuation Agreement immediately terminates and the executive forfeits all benefits under the agreement.  Upon a change in control the Bank shall pay the executive a lump sum payment equal to the present value of 100% of the benefit that the executive would have received had the executive been employed until normal retirement.  The Bank’s Severance Pay Plan for Executive Vice Presidents provides two weeks pay per year of service with a minimum of 12 weeks and a maximum of 26 weeks. In the event of dissolution or liquidation of the Company or a merger or change in control, unexercised stock options vest immediately.

Set out below in tabular form are estimated payments that would have been made to each NEO had a termination event or change in control event occurred at December 31, 2016. The discount factor used for all net present value calculations was 4.07%.

Potential Payments Upon Termination or Change in Control

Name/Event	Severance Plan	Employment Agreement	Accelerate Stock/Options	Life Insurance	Salary Continuation	Total
James M. Ford
Voluntary termination for good reason	$—	$636,540	$—	$—	$—	$636,540
Voluntary termination without cause	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	636,540	—	—	—	636,540
Change of control	—	618,180	431,275	—	934,000	1,983,455
Death	—	—	—	277,000	—	277,000
Disability	—	159,135	—	—	—	159,135
Retirement	—	—	—	—	—	—
David A. Kinross
Voluntary termination	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	—	—
Change of control	70,000	—	41,898	—	819,000	930,898
Death	—	—	—	272,000	—	272,000
Disability	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Gary D. Quisenberry (1)
Voluntary termination	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	869,000	869,000
Change of control	108,000	—	41,898	—	955,000	1,104,898
Death	—	—	—	909,000	—	909,000
Disability			—	—	1,240,000	1,240,000
Retirement	—	—	—	—	1,240,000	1,240,000
Lydia E. Shaw (2)
Voluntary termination	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	404,000	404,000
Change of control	60,000	—	41,898	—	819,000	920,898
Death	—	—	—	491,000	—	491,000
Disability	—	—	—	—	670,000	670,000
Retirement	—	—	—	—	670,000	670,000
Patrick J. Carman (3)
Voluntary termination	—	—	—	—	—	—
Involuntary termination for cause	—	—	—	—	—	—
Involuntary termination without cause	—	—	—	—	720,000	720,000
Change of control	53,000	—	30,532	—	720,000	803,532
Death	—	—	—	540,000	—	540,000
Disability	—	—	—	—	720,000	720,000
Retirement	—	—	—	—	720,000	720,000

(1)
Under the terms of Mr. Quisenberry’s Salary Continuation Agreement, Mr. Quisenberry became eligible for normal retirement on December 31, 2015. Under the terms of Mr. Quisenberry’s Second Salary Continuation Agreement normal retirement date is stated as on or after April 1, 2018. If he retires on or after April 1, 2013 and prior to April 1, 2018, he is eligible for an early retirement benefit based on the present value of the early retirement benefit payments.

(2)
Under the terms of Ms. Shaw’s Salary Continuation Agreement, her normal retirement date is December 31, 2020. If she retires on or after March 29, 2016 and prior to December 31, 2020, she is eligible for an early retirement benefit.

(3)	Under the terms of Mr. Carman’s Salary Continuation Agreement, he became eligible for normal retirement on January 12, 2015.

Compensation of Directors

The members of the Board of Directors do not receive fees for attendance at Board of Directors or Board Committee meetings.
The Lead Independent Director and Chairman of the Board of Directors of the Bank each receive a $44,400 annual fee and all other directors (excluding employee directors) of the Bank receive an annual fee of $34,800.  The fees paid to directors are based on comparable amounts paid by other financial institutions in the Company’s geographic market area.
Aggregate Bank directors’ fees in the sum of $333,125 were paid (including amounts deferred under Deferred Compensation Agreements between the Bank and certain of its directors) during the year ended December 31, 2016.
Deferred Compensation Agreements

Five of the Bank’s non-employee directors have entered into deferred compensation agreements with the Bank, electing to defer some or all of their fees in exchange for the Bank’s promise to pay a deferred benefit in the future.  A deferred compensation agreement allows a non-employee director to reduce current taxable income in exchange for larger payments at retirement, when the recipient could be in a lower tax bracket.  Deferred director fees are expensed by the Bank and are set aside in a separate liability account.  Credited on the account balance at a rate determined annually by the Board of Directors, interest on deferred fees continues to accrue until the director’s service terminates and payment of benefits commences.  Payment of accrued benefits, represented by the account balance, can be made in a lump sum or in installments, at each participating director’s election. After retirement, benefit payments are taxable income to the participating director and are deductible expenses to the Bank as they are paid.  The deferred compensation arrangement with non-employee directors is an unfunded plan, which means that a participating director has no rights beyond those of a general creditor of the Bank, and no specific Bank assets are set aside for payment of account balances.  A director whose service terminates for cause forfeits all accrued interest and is entitled solely to the fees previously deferred.
The Bank has a universal life insurance policy insuring the life of each participating director. The Bank is the owner of each policy. Each non-employee director who has entered into a deferred compensation agreement has also entered into a related Split Dollar Agreement and Endorsement. Under the Split Dollar Agreement and Endorsement, the Bank and each participating director agree to a division of death benefits under the life insurance policies. A Split Dollar Agreement and Endorsement provides that a director’s designated beneficiary(ies) is entitled at the director’s death to receive life insurance proceeds:

•	In an amount equal to the balance of the Deferral Account maintained by the Bank for the Insured under the Deferred Fee Agreement as of the date of the Insured’s death.

•
The amount paid to the Insured, the Insured’s transferee and the Insured’s beneficiary(ies) or estate shall be reduced by any amounts paid under the Deferred Fee Agreement and the Insured, the Insured’s transferee and the Insured’s beneficiary(ies) or estate shall have no rights or interest in the Policy beyond the amount due and payable.

In either case, the Bank’s obligations under a deferred compensation agreement are extinguished by the director’s death. The Bank is entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary (ies). The Bank expects to recover in full from its portion of the policies’ death benefits all life insurance premiums previously paid by the Bank. The policies serve informally as a source of financing for the Bank’s deferred compensation obligations arising out of a director’s death before retirement, as well as an investment to finance post-retirement payment obligations. Although the Bank expects the policies to serve as a source of funds for death benefits payable under the deferred compensation agreements, as noted above the directors’ contractual entitlements are not funded. These contractual entitlements remain contractual liabilities of the Bank, payable after the directors’ termination of service.

The information on non-employee Directors’ compensation in the table below is for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Daniel N. Cunningham	$44,400	$58,560	$17,361	$120,321
Edwin S. Darden, Jr. (1)	34,800	58,560	1,587	94,947
Daniel J. Doyle	44,400	58,560	6,524	109,484
Steven D. McDonald (1)	34,800	58,560	6,660	100,020
F.T. “Tommy” Elliott, IV	34,800	58,560	—	93,360
Gary D. Gall	8,700	—	—	8,700
Louis McMurray (1)	34,800	58,560	10,270	103,630
William S. Smittcamp	34,800	58,560	2,784	96,144
Joseph B. Weirick (4)	34,800	58,560	—	93,360

(1)	In 2016, 100% of fees earned were deferred under the Directors’ deferred compensation agreements as discussed above.

(2)
Represents the aggregate grant date fair value of restricted Common Stock awards computed in accordance with FASB ASC Topic 718. Additional discussion is set out in Note 15 of the Company’s consolidated financial statements included in the Company’s Annual Report that accompanies this proxy statement, and is incorporated herein by reference. On July 20, 2016, the Company granted restricted Common Stock awards of 4,000 shares to each director. Such shares are subject to a repurchase right in favor of the Company during the vesting period, which is 20% per year, with vesting dates of July 20, 2017, July 20, 2018, July 20, 2019, July 20, 2020, and July 20, 2021. At December 31, 2016, each non-employee director of the Company other than Mr. Elliott and Mr. Gall held 15,000 unexercised options.

(3)	Represents the imputed dollar values for insurance coverage under the Split Dollar Agreement and Endorsement plan discussed above.

(4)	Mr. Weirick passed away on February 8, 2017.

Certain Relationships and Related Party Transactions

There have been no material transactions since January 1, 2016, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.
During the normal course of business, the Bank enters into loans with related parties, including executive officers and directors.  These loans are made with substantially the same terms, including rates, collateral and repayment terms, as those prevailing at the same time with unrelated parties, and do not involve more than the normal risk of collectability or represent other unfavorable features. The loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act.
Policy and Procedures on Related Person Transactions
The Board of Directors of the Company has not adopted a related party transactions policy, but addresses such transactions pursuant to its written code of ethics.  Under the code of ethics, Company personnel are expected to make immediate disclosure of situations that might create a conflict of interest, or the perception of a conflict of interest, which includes transactions involving entities with which such personnel are associated.  The Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof).  Such transactions, after full disclosure of the material terms to the Board of Directors, must be approved by the members of the Board of Directors who are not parties to the specific transaction to determine that they are just and reasonable to the Company at the time of such approval, with those members of the Board of Directors (if any) who have an interest in the transaction abstaining. Such procedures are consistent with the terms of California corporate law.

CODE OF ETHICS AND CONDUCT

The successful business operation and reputation of Central Valley Community Bancorp is built upon the principles of fair dealing and ethical conduct of all our officers and employees.  Shareholders and our employees look to and have the expectation that our chief executive officer, chief financial officer and all senior officers set the highest standards of conduct to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
Full, fair, accurate, timely, and understandable disclosure in reports and documents that are filed with, or submitted to, the Securities Exchange Commission, and in other public communications made by the Company;

•
Compliance by Central Valley Community Bancorp with all applicable laws and regulations, industry compliance guidelines, and the conduct of the Company’s business by its directors, officers and employees in accordance with the letter, spirit, and intent of all relevant laws and that they will refrain from any illegal, dishonest, or unethical conduct;

•	The prompt internal reporting to the Chairman of the Board of Directors of any violations of the code; and

•	Accountability for adherence to the code.

Our reputation for honesty and excellence requires careful observance of the spirit and letter of all applicable laws and regulations, as well as a scrupulous regard for the highest standards of conduct and personal integrity.  The continued success of Central Valley Community Bancorp is dependent upon our shareholders’ and customers’ trust and we are dedicated to earning and rewarding that trust.
A copy of the Code of Ethics and Conduct adopted by the Company may be requested by writing Le-Ann Ruiz, Assistant Corporate Secretary, Central Valley Community Bancorp, 7100 N. Financial Drive, Suite 101, Fresno, California 93720 and may also be accessed electronically at the Company website at www.cvcb.com.

SHAREHOLDER COMMUNICATION

Shareholders may send recommendations for director nominees or other communications to the Board of Directors or any individual director at the following address.  All communications received are reported to the Board of Directors or the individual directors:

Board of Directors (or Executive/Directors Resources and Nominating Committee, or name of individual director)
c/o Le-Ann Ruiz
Assistant Corporate Secretary
Central Valley Community Bancorp
7100 N. Financial Drive, Suite 101
Fresno, California 93720

While the Board of Directors has not adopted a formal process regarding shareholder communications, all communications received are reported to the Board of Directors or the individual directors, and the Board of Directors historically has not encountered inadequacies in handling such communications in this fashion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the SEC).  Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 and 5 were required for those persons, the Company believes that for the 2016 fiscal year, the officers and directors of the Company complied with all applicable filing requirements.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We are asking our shareholders to ratify the selection of the firm of Crowe Horwath LLP as our independent registered public accounting firm. Crowe Horwath LLP served the Company as independent registered public accounting firm for 2016. Although ratification is not required by our Bylaws, the SEC or The NASDAQ Stock Market, the Board of Directors is submitting the selection of Crowe Horwath LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our shareholders fail to ratify the selection of Crowe Horwath LLP, however, we reserve the discretion to retain Crowe Horwath LLP as our independent registered public accounting firm for 2017. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives from the accounting firm of Crowe Horwath LLP will be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following presents the professional fees incurred for the years ended December 31, 2016 and 2015 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company.

Fees	2016	2015
Audit Fees (1)	$368,000	$276,000
Audit-Related Fees (2)	50,000	32,000
Tax Fees (3)	62,000	40,000
All Other Fees (4)	52,000	24,000

(1)
Audit fees include professional services in connection with the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports and services normally provided in connection with statutory and regulatory filings or engagements as well as travel related costs.

(2)	Audit-related fees represent fees for professional services such as the audit of the Company’s salary deferral plan and technical accounting, consulting and research.

(3)
Tax service fees consist of compliance fees for the preparation of original and amended tax returns and tax payment-planning services.  Tax service fees also include fees relating to other tax advice, tax consulting and planning other than for tax compliance and preparation.

•Fees for tax compliance services totaled $53,000 and $31,000 in 2016 and 2015, respectively. Tax compliance services are those rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings. Such services consisted primarily of preparation of the Company’s consolidated federal and state income tax returns and trust preferred returns.
•Tax planning and advice services are those rendered with respect to proposed transactions, and consultation with management regarding various accounting matters. Tax planning and advice services totaled $9,000 and $9,000 in 2016 and 2015, respectively.

(4)	All other fees consisted primarily of consulting services for the Company’s strategic plan, merger and acquisitions, and other discussions.

The Audit/Compliance Committee has determined that the provision of services, in addition to audit services, rendered by Crowe Horwath LLP and the fees paid there for in fiscal years 2016 and 2015 were compatible with maintaining Crowe Horwath LLP’s independence.
The ratio of tax planning and advice fees and all other fees to audit fees, audit related fees and tax compliance fees was 11.5% for 2016 and 8.90% for 2015.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.
The Audit Committee of the Board of Directors and the Board of Directors recommends a vote FOR the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal.

PROPOSAL NO. 3
APPROVAL OF THE CENTRAL VALLEY COMMUNITY BANCORP 2017 EMPLOYEE STOCK PURCHASE PLAN

Our board of directors has approved the Central Valley Community Bancorp Plan Employee Stock Purchase Plan (the “Purchase Plan”) for the Company and its subsidiaries, effective June 1, 2017, subject to shareholder approval. A summary of the material provisions of the Purchase Plan is set forth below. A copy of the Purchase Plan is set forth as Appendix A.
Purpose of the Purchase Plan
The purpose of the Purchase Plan is to provide a means by which our employees may be given an opportunity to purchase shares of our Common Stock through voluntary payroll deductions, to assist us in retaining the services of our employees and securing and retaining the services of new employees and to provide incentives for our employees to exert maximum efforts for our success. All employees participating in the Purchase Plan will have equal rights and privileges under the Purchase plan. Substantially all of our approximately 319 employees are eligible to participate in the Purchase Plan. We believe that the Purchase Plan will encourage broader stock ownership by our employees and thereby provide an incentive for employees to contribute to our success. We intend for the Purchase Plan to offer a convenient means for employees who might not otherwise purchase and hold our Common Stock to do so and for the discounted purchase price feature of the Purchase Plan to provide a meaningful inducement to participate. We further believe that our employees’ continuing economic interest, as shareholders, in our performance and success will enhance our entrepreneurial spirit, which we believe will greatly contribute to our long-term success. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (“Section 423”). Under an employee stock purchase plan that qualifies under Section 423, no U.S. taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. U.S. taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.
Administration
The Executive/Directors Resource Committee (Committee) will administer the Purchase Plan and have the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Committee has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock will be granted and the provisions of each offering of such rights, which need not be identical. For purposes of the administration of the Purchase Plan, the Committee must be composed solely of not fewer than two non-employee members of the Board of Directors. The Board of Directors may revoke the authority of the Committee at any time and assume the authority to administer the Purchase Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Purchase Plan. All actions, interpretations and decisions of the Committee are conclusive and binding on all persons and will be given the maximum deference permitted by law. All expenses of administering the Purchase Plan will be borne by the Company.
Shares Available under the Purchase Plan
A total of 500,000 Shares are initially authorized and reserved for issuance under the Purchase Plan. The number of shares available under the Purchase Plan will be subject to adjustment as described below in the paragraph entitled “Adjustments in Capitalization.” If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights will again become available for issuance under the Purchase Plan.
Offerings
The Purchase Plan is implemented by offerings of purchase rights for a duration of approximately 6 months to all eligible employees from time to time by the Committee. If approved by shareholders, the first offering under the Purchase Plan will begin on the first trading day on or after June 1, 2017 and will end on the first trading day on or after November 30, 2017. After November 30, 2017, offerings are planned to begin on the first trading day on or after June 1 and December 1. The provisions of separate offerings need not be identical, but each offering will conform to the Purchase Plan.
Eligibility
Most employees of the Company and the Bank whose employment is customarily at least twenty (20) hours a week will be eligible to participate in the Purchase Plan beginning on the plan offering date coincident with or next following the date on which the employee has been employed. The Committee retains the right to change the eligibility criteria for any plan year, in advance of such plan year, as long as such criteria are permissible under Code Section 423.

However, no employee will be eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, including any stock that such employee may purchase under all outstanding rights and options. In addition, a participant’s right to buy shares may not accrue at a rate in excess of $25,000 for each calendar year in which the purchase right is outstanding.
Participation in the Plan
All eligible employees are considered to be participants in each offering under the Purchase Plan. For a participant to purchase shares during an offering, the participant must deliver an agreement authorizing payroll deductions of up to the maximum set by the Committee (which maximum may be no greater than 15%) of such participant’s compensation during the purchase period.
The purchase price of the shares is accumulated by payroll deductions over the period of the offering. At any time during the offering, a participant may terminate his or her payroll deductions. However, a participant may decrease or increase his or her participation percentage only once each calendar quarter during any offering. Any authorized decrease or increase in a participant’s payroll deductions will take effect as of the beginning of the next payroll period in that offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. No interest will be paid on payroll deductions.
By authorizing payroll deductions during an offering period, eligible employees will be entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Committee specifies the maximum number of shares each participant may purchase and the maximum aggregate number of shares that may be purchased pursuant to the offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering will exceed the maximum aggregate number of shares available, the Committee will make a pro rata allocation of available shares in a uniform and equitable manner.
Each participant may withdraw from a given offering by delivering to the Company a prescribed notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at least 15 days prior to the end of the applicable purchase period. Upon any withdrawal, we will distribute to the employee his or her accumulated payroll deductions (without interest). However, an employee’s withdrawal from an offering will not have any effect upon such employee’s ability to participate in other offerings under the Purchase Plan.
Purchase of Shares
On the last trading day of each 6 month offering period, the number of whole shares a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s eligible compensation during that offering period by the purchase price. The purchase price of the shares is determined under a formula established in advance by the Committee. However, in no event may the per-share purchase price be less than 90% of the fair market value of a share on the offering date of the offering period. The fair market value of a share on any relevant date will be the closing price of our Common Stock as quoted on The NASDAQ Stock Market for the date of purchase.
Termination of Employment
Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment with the Company or any of our subsidiaries for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions (without interest) upon such termination.
Restrictions on Transfer
Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.
Adjustments In Capitalization
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Purchase Plan, the purchase price per share and the number of shares of Common Stock covered by each outstanding purchase right under the Purchase Plan. The number of shares of Common Stock reserved or authorized to be reserved under the Purchase Plan will be increased or decreased, as the case may be proportionately, and such other adjustment will be made as may be deemed necessary or equitable by the Committee.

Change of Control
In the event of a change in control of the Company, each outstanding purchase right may, without the participant’s consent, be assumed by the surviving, continuing successor, or purchasing corporation (or parent of such successor corporation). If such successor does not assume the outstanding purchase right, the offering period with respect to which it relates will be shortened by setting a new purchase date specified by the Committee. The new purchase date will occur prior to the change in control. If a purchase right is neither assumed by the successor corporation nor exercised as of the date of the change in control, it automatically will terminate and cease to be effective as of such date.
Duration, Termination and Amendment
The Purchase Plan will terminate on the earlier of (a) the date on which there are no additional shares reserved for issuance under the Purchase Plan; or (b) the 10th anniversary of its effective date. In addition, the Purchase Plan may be terminated at any time in the sole discretion of the Board of Directors. In the event the Purchase Plan is terminated during an offering prior to any purchase date, the Company will pay to each participant an amount equal to the balance in the participant’s payroll deduction account (without interest) as soon as practicable thereafter.
The Board of Directors may amend the Purchase Plan at any time. To the extent determined necessary and desirable by the Board of Directors, rights granted before amendment of the Purchase Plan will not be altered or impaired in any material manner by any amendment without consent of the employee to whom such rights were granted, except as necessary to comply with any laws or government regulations or as otherwise specifically provided in the Purchase Plan.
Federal Income Tax Information
The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The Purchase Plan is intended to be an employee stock purchase plan within the meaning of Section 423. Under an employee stock purchase plan that qualifies under Section 423, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.
If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which the shares were acquired or within one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs equal in amount to such excess. The amount of this ordinary income will be added to the participant’s basis in the shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term.
If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) the applicable discount of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. The Company will not be entitled to an income tax deduction with respect to such disposition.
If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the applicable discount of the fair market value of the shares on the start date of the offering period in which those shares were acquired will constitute ordinary income in the year of death.
The Board of Directors recommends a vote FOR the Employee Stock Purchase Plan. The proxy holders intend to vote all proxies they hold in favor of the proposal. If no instruction is given, the proxy holders intend to vote FOR approval of the proposal

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires, among other things, that we permit a non-binding, advisory vote on the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables, and accompanying narrative discussion contained in this proxy statement.
As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation practices are designed to encourage and motivate our Named Executive Officers to achieve superior performance on both a short-term and long-term basis while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
Accordingly, the Company is presenting this proposal, which gives you as a shareholder the opportunity to endorse or not endorse our executive pay program by voting for or against the following resolution:
“RESOLVED, that the shareholders approve the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures required by Item 402 of Regulation S-K contained in the proxy statement.”
As discussed in the Compensation Discussion and Analysis contained in this proxy statement, the Executive/Directors Resources Committee of the Board of Directors believes that the executive compensation for 2016 was reasonable and appropriate, and was the result of a carefully considered approach.
The vote on this resolution is not intended to address any specific item of compensation, but rather that overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or Executive/Directors Resources Committee, nor create or imply any additional fiduciary duty of the Board of Directors or Executive/Directors Resources Committee, nor shall such a vote be construed to restrict or omit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and the Executive/Directors Resources Committee will consider the non-binding vote of our shareholders to this proposal when reviewing compensation policies and practices in the future.
The Board of Directors recommends a vote FOR this Advisory Proposal on Executive Compensation. The proxy holders intend to vote all proxies in favor of this proposal. If no instruction is given, the proxy holders intend to vote FOR the proposal.

PROPOSAL 5
ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also requires that we provide our shareholders with the opportunity to vote, on an advisory or non-binding basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal 5, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years, or every three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.
The Board of Directors believes that a vote every two years is appropriate to evaluate our overall executive compensation program. In determining to recommend that shareholders vote for a frequency of every two years the Board of Directors considered that an advisory vote on executive compensation every two years will allow our shareholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding overemphasis on short term variations in compensation and business results.
The vote is advisory and therefore not binding on the Company or the Board of Directors. However, the Board of Directors value the opinions of our shareholders and will take into account the outcome of the vote, along with other relevant factors, when considering the frequency of future advisory votes on executive compensation. The Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders. Your advisory vote shall not be construed as overruling a decision by the Company or the Board of Directors nor to create or imply any additional fiduciary duties for the Board of Directors or the Executive/Directors Resources Committee or restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every year, every two years or every three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.
Although the vote is non-binding, the Board of Directors and the Executive/Directors Resources Committee will consider the vote results in determining the frequency of future say-on-pay votes. The Company will announce its decision on the frequency of say-on-pay votes in a Form 8-K filed with the SEC no later than 150 days after the Annual Meeting. In the future, the Board of Directors may change the vote frequency based on the nature of the Company’s compensation programs, input from our shareholders, and the Board of Directors’ view on the best way to obtain meaningful shareholder input.
The Board of Directors recommends a vote FOR the option of every “two years” as the preferred frequency for advisory votes on executive compensation. The proxy holders intend to vote all proxies in FOR the option of every “two years” as the frequency for advisory votes on executive compensation.

SHAREHOLDER PROPOSALS

The 2018 Annual Meeting of Shareholders of the Company will be held on May 16, 2018.  December 12, 2017 is the date by which shareholder proposals intended to be presented at the 2018 Annual Meeting must be received by management of the Company at its principal executive office for inclusion in the Company’s 2018 proxy statement and form of proxy relating to that Annual Meeting under SEC rules.  Submission of a proposal does not guarantee that it will be included.  If the Company does not receive timely notice, the Company’s Bylaws preclude consideration of the business item at the Annual Meeting.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting.  If any other matter not mentioned in this proxy statement is brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto and in accordance with their judgment.

Dated: April 12, 2017 Fresno, California	For the Board of Directors /s/ Daniel J. Doyle Daniel J. Doyle Chairman of the Board

Appendix A
Employee Stock Purchase Plan

1.	Purpose of the Plan
The purpose of the CENTRAL VALLEY COMMUNITY BANCORP EMPLOYEE STOCK PURCHASE PLAN (hereinafter referred to as the “Plan”) is to secure for CENTRAL VALLEY COMMUNITY BANCORP (the “Company”), its Subsidiaries, and its stockholders the benefits of the incentive inherent in the ownership of the Company’s common stock by Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

2.	Definitions
When used herein, the following terms shall have the following meanings:

a.	“Board” means the Board of Directors of the Company.
b.“Change in Control” means any merger, reorganization or transfer of assets constituting a change in “the ownership or effective control” or “the ownership of a substantial portion of the assets” of the Company or Central Valley Bank, within the meaning of Section 280G(b)(2)(A)(i) of the Code of, or any successor statute.
c.“Code” means the Internal Revenue Code of 1986, as amended from time to time.
d.“Committee” means the Executives/Director Resources Committee of the Board.
e.“Common Stock” means the Company’s common stock, no par value.
f.“Compensation” means the Employee’s earnings as will be reported in box 1 of the IRS Form W-2 for the applicable year.
g.“Employee” means any person who renders services to the Company or a Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Subsidiary.
h.“Eligible Employee” means an Employee who is customarily employed for at least twenty (20) hours per week. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.
i.“Enrollment Date” means the first day of each Offering Period.
j.“Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.
k.“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which the Shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange on which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, or if the shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Sections 422 and 409A of the Code.
l.“Investment Date” means the last Trading Day of each Offering Period, or such other date as may be determined by the Committee in its sole discretion.
m.“Offering Date” means the first Trading Day of each Offering Period as designated by the Committee.
n.“Offering or Offering Period” means the period established pursuant to Section 3.
o.“Participant” means an Eligible Employee who has met the requirements of Section 3 and has elected to participate in the Plan pursuant to Section 5.
p.“Payroll Deduction Account” means the bookkeeping entry established by the Company for each Participant pursuant to Section 5(b).

q.“Purchase Price” means the amount determined pursuant to Section 7.
r.“Purchase Right” means the option and right to purchase Shares in accordance with the terms of this Plan.
s.“Securities Act” means the Securities Act of 1933, as amended.
t.“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
u.“Share” or “Shares” means one or more shares of Common Stock.
v.“Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.
w.“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.

3.	Eligibility
Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the first day of the enrollment period designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code. Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted a Purchase Right under the Plan if (i) immediately after the grant of the Purchase Right, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding Purchase Rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such Purchase Right would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 for each calendar year in which Purchase Right is outstanding at any time.

4.	Offering Periods
The Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about June 1 and December 1. The Committee shall have the authority to change the duration, frequency, start and end dates of Offering Periods. Notwithstanding the foregoing, the Board may establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offerings or Offering Periods or different commencing, purchase or ending dates for such Offering Periods with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months.

5.	Participation
a.Enrollment. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than 15% (in whole numbers) of his or her Compensation on each pay day occurring during an Offering Period (or such other maximum percentage as the Committee may establish from time to time before an Offering Period begins). Payroll deductions shall commence on the first payroll date following the Offering Date and end on the last payroll date on or before the Investment Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Committee, a Participant may not make any separate contributions or payments to the Plan.
b.Payroll Deduction Accounts. Each Participant’s payroll deduction shall be credited, as soon as practicable following the relevant pay date within an applicable Offering, to a Payroll Deduction Account, pending the purchase of Shares in accordance with the provisions of the Plan.
c.Subsequent Offering Periods. Unless otherwise specified prior to the beginning of any Offering Period on an Enrollment Form prescribed by the Committee, a Participant shall be deemed to have elected to participate in each subsequent Offering Period for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Offering Period based on the Enrollment Form on file with the Company for such prior Offering Period.

d.Change in Participation.
i.At any time during an Offering Period, a Participant may cease participation in the Plan by completing and filing with the Company the form prescribed by the Committee at least fifteen (15) days prior to the end of such Offering Period. Such cessation will become effective as soon as practicable following receipt of such form by the Company, whereupon no further payroll deductions will be made and the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account (without interest thereon) as soon as practicable thereafter. To the extent then eligible, any Participant who ceased to participate may elect to participate again prior to any subsequent Offering Date.
ii.Unless otherwise provided by the Committee, at any time during an Offering Period (but not more than once in any calendar quarter) and at least fifteen (15) days prior to the end of such Offering Period a Participant may increase or decrease the percentage of Compensation subject to payroll deduction within the limits provided in Section 5(a) above, by filing the form prescribed by the Committee with the Company. Such increase or decrease shall become effective with the first pay period to which it may be practicably applied following receipt of such form.
iii.Any Participant who receives a distribution under the Company’s 401(k) plan on account of a financial hardship, as determined under such plan, shall be suspended from participation in the Plan for the same period as such Participant’s participation in the 401(k) plan shall be suspended and the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account (without interest thereon) as soon as practicable thereafter.

6.	Grant of Purchase Right
On each Offering Date, each Participant in the applicable Offering Period shall be granted a Purchase Right to purchase, on the Investment Date, a number of Shares determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price. The Committee may, in its discretion and prior to the Offering Date of any Offering Period, change the maximum number of Shares that may be purchased by a Participant in such Offering Period or on any Purchase Date within an Offering Period.

7.	Purchase Price
The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of a Purchase Right shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than ninety percent (90%) of the Fair Market Value of a Share on the Offering Date of the Offering Period.

8.	Exercise of Purchase Option/Purchase of Shares
a.Purchase. A Participant’s Purchase Right will be exercised automatically on the Investment Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole Shares that can be purchased with the amounts in the Participant’s Payroll Deduction Account. No fractional Shares may be purchased. No Shares shall be purchased on an Investment Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Investment Date.
b.Oversubscription. If the number of Shares which might be purchased by all Participants on an Investment Date exceeds the number of Shares available in the Plan or the maximum aggregate number of Shares of that may be purchased on such Investment Date the Company shall make a pro rata allocation of the Shares available in as uniform a manner as practicable and as the Company determines to be equitable among all Participants exercising Purchase Rights to purchase Shares on such Investment Date. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.
c.Return of Balance. Any balance remaining in a Participant’s Payroll Deduction Account following any Investment Date shall be refunded to the Participant as soon as practicable after such Purchase Date, without interest. Notwithstanding the foregoing, the Committee may, in its discretion and to the extent permissible under Section 423 of the Code and U.S. Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), determine that, if the contributions to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Common Stock on such Investment Date, the Company shall retain the cash balance in the Participant’s Payroll Deduction Account to be applied toward the purchase of Shares in the subsequent Offering Period, subject to earlier withdrawal by the Participant.
d.Delivery of Shares. As soon as practicable after each Investment Date, the Company shall arrange the delivery to each Participant of the Shares acquired by the Participant on such Investment Date by electronic or other means determined by the Company in its sole discretion and pursuant to rules established by the Committee. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish procedures to permit tracking of disqualifying dispositions of such Shares. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Treasurer of the Company prior to the Investment Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

9.	Termination of Employment; Change in Employment Status
Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, the Participant will be deemed to have withdrawn from the Plan and the balance in the Participant’s Payroll Deduction Account (that have not been used to purchase Shares ) shall be returned to the Participant.

10.	Change Control
In the event of a Change of Control, each outstanding Purchase Right will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation does not assume or substitute the Purchase Right, the Offering Period with respect to which the Purchase Right relates will be accelerated by setting a new Investment Date on which the Offering Period will end. The new Investment Date will occur before the date of the Change of Control. Prior to the new Investment Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Investment Date and that the Participant’s Purchase will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering.

11.	Transferability
Purchase Rights granted under the Plan are not transferable by a Participant and are exercisable during the Participant’s lifetime only by the Participant. No payroll deductions credited to a Participant, may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

12.	Rights as a Shareholder
When a Participant purchases Shares pursuant to the Plan, the Participant shall have all of the rights and privileges of a shareholder of the Company with respect to the Shares so purchased or credited, whether or not certificates representing such Shares shall have been issued. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any Purchase Right granted hereunder until such Shares have been delivered pursuant to Section 8(d).

13.	Common Stock
Subject to the provisions of Section 14 relating to adjustments upon changes in the Company’s stock, there shall be reserved for the issuance and purchase under the Plan an aggregate of five hundred thousand (500,000) Shares.

14.	Adjustment Upon Changes In Capitalization
In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, the Committee shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the purchase price per share and the number of shares of Common Stock covered by each outstanding Purchase right under the Plan. The number of shares of Common Stock reserved or authorized to be reserved under the Plan shall be increased or decreased, as the case may be proportionately, and such other adjustment will be made as may be deemed necessary or equitable by the Committee.

15.	Administration
a.Appointment. The Plan shall be administered by the Committee provided that the Committee shall be comprised solely of at least two (2) non-employee disinterested directors appointed by the Board. A disinterested director is any member of the Board who is a “Non-Employee Director” within the meaning of paragraph (b)(3)(i) of Rule 16b-3 promulgated by Securities and Exchange Commission (“Rule 16b-3”) pursuant to Section 16 of Securities Exchange Act (“Section 16”). The Board of Directors may revoke the authority of the Committee at any time and assume the authority to administer the Plan.
b.Authority. Subject to the express provisions of the Plan, the Committee shall have authority and discretion to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan and such rules and regulations as may be in effect from time to time, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan.
c.Section 16 Limitations. If and to the extent required by Rule 16b-3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant’s ability to participate in the Plan or sell any Shares received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.
d.Plan Expenses. The Company shall pay the fees and expenses of accountants, counsel, agents and other personnel and all other costs of administration of the Plan.

16.	Indemnification
To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in such member’s capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company’s own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company’s obligation to indemnify any member of the Committee under the Company’s Articles of Incorporation or By-laws, or any other agreement between the Company and such member.

17.	Amendment and Termination
a.Amendment. Subject to the provisions of Section 423 of the Code, the Board may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect in any material manner the rights of any Participant to benefits under the Plan which have accrued prior to the date of such action.
b.Adjustments Due to Financial Accounting. In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
i.altering the purchase price for any Offering Period including and Offering Period underway at the time of the change in purchase price;
ii.shortening any Offering Period so that Offering Period ends on a new Investment Date, including an Offering Period underway at the time of the Board action; and
iii.allocating Shares.
Such modifications or amendments shall not require shareholder approval or the consent of any Plan participants.
c.Termination. The Plan will terminate on the earlier of (i) the date on which there are no additional Shares reserved for issuance under the Plan; or (ii) the tenth (10th) anniversary of the Effective Date. In addition, the Plan may be terminated at any time, in the sole discretion of the Board. In the event the Plan is terminated prior to any Investment Date, the Company shall pay to such Participant an amount equal to the balance in the Participant’s Payroll Deduction Account (without interest thereon) as soon as practicable thereafter.

18.	Effective Date
The Plan was adopted by the Board to be effective on June 1, 2017 (the “Effective Date”), subject to approval by the holders of the majority of Shares present and represented at an annual or special meeting of the stockholders held within twelve (12) months of the date the Plan is adopted.

19.	Governmental and Other Regulations
The Plan and the grant and exercise of Purchase Rights, and the Company’s obligations to sell and deliver Shares upon the exercise of Purchase Rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

20.	No Employment Rights
The Plan does not create, directly or indirectly, any right for the benefit of any Employee or class of Employees to purchase any Shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.

21.	Withholding
As a condition to receiving Shares hereunder, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any Shares distributable under the Plan, an amount necessary to satisfy all federal, state, city or other taxes as may be required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

22.	Offsets
To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company and to set off and apply the amounts so withheld to payment of any such amounts owed to the Company, whether or not such amounts shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

23.	Notices, Etc.
All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee or the Company required or permitted under the Plan shall be in such form as is prescribed from time to time by the Committee, may be provided via electronic transmission (email) or by first-class mail or delivered to such location as shall be specified by the Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

24.	Captions, Etc.
The captions of the Sections and subsections of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to Sections herein are to the specified Sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

25.	Effect of Plan
The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

26.	Governing Law
The laws of the State of California shall govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

# Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, AND FOR the TWO YEAR option in Proposal 5. .

1. Election of Directors:

| | | |
|---|---|---|
| 01 - Daniel N. Cunningham | 02 - Edwin S. Darden, Jr. | 03 - Daniel J. Doyle |
| 04 - F.T. “Tommy” Elliott, IV | 05 - James M. Ford | 06 - Steven D. McDonald |
| 07 - Louis McMurray | 08 - William S. Smittcamp | 09 - Gary D. Gall |

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.

| 01 | 02 | 03 | 04 | 05 | 06 | 07 | 08 | 09 |
|---|---|---|---|---|---|---|---|---|
| ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. To approve the proposal to ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the Company's 2017 Fiscal year. | ☐ | ☐ | ☐ |
| 3. To approve the Central Valley Community Bancorp 2017 Employee Stock Purchase Plan. | ☐ | ☐ | ☐ |
| 4. To approve the proposal to ratify the non-binding advisory resolution approving executive compensation. | ☐ | ☐ | ☐ |

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 5. To approve a non-binding advisory proposal regarding the frequency of shareholder votes on executive compensation. | ☐ | ☐ | ☐ | ☐ |

6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

## B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date this proxy and sign your name as it appears on your common stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X